    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1994

                                                      REGISTRATION NO.
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                       GREEN TREE FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               MINNESOTA                             41-1263905
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              DREW S. BACKSTRAND
                              300 LANDMARK TOWERS
                             345 ST. PETER STREET
                       SAINT PAUL, MINNESOTA 55102-1639
                                (612) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
           CHARLES F. SAWYER                       CATHY M. KAPLAN
           DORSEY & WHITNEY                         BROWN & WOOD
        220 SOUTH SIXTH STREET                 ONE WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402             NEW YORK, NEW YORK 10048

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
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                                            PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED           REGISTERED    PER UNIT(1)   OFFERING PRICE     FEE
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 Manufactured Housing
  Contract
  Pass-Through
  Certificates.........   $6,000,000,000      100%      $6,000,000,000  $1,200,000
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 Limited Guarantee of
  Green Tree Financial
  Corporation..........        (2)            (2)            (2)           (2)

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(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(o).
(2) No additional consideration will be paid for the Limited Guarantee; accordingly, no separate filing fee is being paid herewith pursuant to Rule 457(n).

                               ----------------

  Pursuant to Rule 429, the Prospectus contained in this Registration Statement relates to and constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-53881, which first became effective on June 6, 1994.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                        [FORM OF PROSPECTUS SUPPLEMENT]
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1994)
                           $           (APPROXIMATE)
             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                                  SERIES 199
           $               (APPROXIMATE)     % CLASS A-1
           $               (APPROXIMATE)     % CLASS A-2
           $               (APPROXIMATE)     % CLASS A-3
           $               (APPROXIMATE)     % CLASS A-4
           $               (APPROXIMATE)     % CLASS B
 (PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH BEGINNING    ,
                                     1994)
                               -----------------
  The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199 (the "Certificates") will represent interests in a trust (the "Trust") consisting of a pool (the "Contract Pool") of actuarial manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by Green Tree Financial Corporation (in such capacity referred to herein as the "Company"). The Company will also act as servicer of the Contracts (in such capacity referred to herein as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein shall have the
respective meanings ascribed to such terms in the Prospectus dated       ,
199 , attached hereto (the "Prospectus").
  The Certificates will consist of four classes of Senior Certificates (the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates) (collectively, the "Class A Certificates"), and two classes of Subordinated Certificates (the Class B Certificates and the Class C Certificates). Only the Class A Certificates and Class B Certificates are being offered hereby (together, the "Offered Certificates"). The Class A
Certificates will evidence in the aggregate an initial     % (approximate)
undivided interest in the Trust. The Class B Certificates will evidence in the
aggregate an initial     % (approximate) undivided interest in the Trust, and
the Class C Certificates will evidence an interest in a portion of the
interest payments on the Contracts. The Trust will be created in      199 ,
pursuant to a Pooling and Servicing Agreement between the Company, as Seller and Servicer of the Contracts, and First Bank National Association as trustee (the "Trustee"). The Trust property will include all rights to receive
payments due on each Contract on or after       , 199  (the "Cut-off Date"),
security interests in the manufactured homes securing the Contracts, all rights under certain hazard insurance policies with respect to the manufactured homes, rights to amounts in the Certificate Account, and, with respect to the Class B Certificates, the Limited Guarantee of the Company.
  Principal and interest are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter) (a
"Remittance Date") beginning in     , 199 . On each Remittance Date, holders
of Class A Certificates and Class B Certificates will be entitled to receive, from and to the extent of funds available in the Certificate Account, the Class A Distribution Amount or the Class B Distribution Amount, as appropriate, calculated as set forth herein. The rights of the holders of the Class B Certificates and the holders of the Class C Certificates to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Certificates, all as described herein.
  The Class B Certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") of the Company to protect against losses that would otherwise be absorbed by the Class B Certificateholders. To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Class B Certificates the Class B Formula Distribution Amount (as described below), the Company will be obligated to pay the Guarantee Payment (as defined herein). See "Description of the Certificates--Limited Guarantee of the Company" herein.
  An election will be made to treat the Trust as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. As described more fully herein, the Offered Certificates will constitute "regular interests" in the REMIC and the Class C Certificates will constitute "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.
  The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. The Company, as Seller of the Contracts, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, the Company will be obligated to repurchase such Contract or substitute another contract therefor.
  The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein.
                                         (the "Underwriters") intend to make a
secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue.
  The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates or the Company, and will be payable only from amounts held in the Trust, or, with respect to the Class B Certificates, from the Limited Guarantee. See "Special Considerations" herein and in the Prospectus.
                               -----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                                   UNDERWRITING    PROCEEDS TO
                                PRICE TO PUBLIC(1)   DISCOUNT       COMPANY(2)
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Per Class A-1 Certificate......             %             %                 %
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Per Class A-2 Certificate......             %             %                 %
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Per Class A-3 Certificate......             %             %                 %
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Per Class A-4 Certificate......             %             %                 %
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Per Class B Certificate........             %             %                 %
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Total..........................  $                 $             $
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(1)Plus accrued interest, if any, at the applicable rate from         , 199 .
(2)Before deducting expenses, estimated to be $      .
                               -----------------
  The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about
       , 199 .
                               -----------------
                                [UNDERWRITERS]
The date of the prospectus supplement is      .

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  This Prospectus Supplement does not contain complete information about the offering of the Class A and Class B Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A and Class B Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

  Until          , 199 , all dealers effecting transactions in the Offered
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ----------------

                  SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus Supplement and in the Prospectus.

Securities Offered...........  The Class A-1 Certificates, Class A-2 Certifi-
                                cates, Class A-3 Certificates and Class A-4
                                Certificates (collectively, the "Class A Cer-tificates") and the Class B Certificates (the "Class B Certificates"), (the Class A and Class B Certificates are collectively referred to herein as the "Offered Certificates") of the Manufactured Housing Contract
                                Senior/Subordinate Pass-Through Certificates,
                                Series 1994- (the "Certificates"). The Certif-icates also include the Class C Certificates, which are not being offered hereby.

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Trustee......................  First Bank National Association, Minneapolis,
                                Minnesota (referred to herein as the "Trust-ee").


Cut-off Date Pool Principal
 Balance.....................  $               (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).
Original Class A Principal
 Balance.....................  $               (Approximate. Subject to a per-
                                mitted variance of plus or minus 5%).
Original Class A-1 Principal
 Balance.....................  $               (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).
Original Class A-2 Principal
 Balance.....................  $               (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).
Original Class A-3 Principal
 Balance.....................  $              (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).
Original Class A-4 Principal
 Balance.....................  $               (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).
Original Class B Principal
 Balance.....................  $               (Approximate. Subject to permit-
                                ted variance of plus or minus 5%).

Class A-1 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-2 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-3 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-4 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class B Remittance Rate......      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Remittance Date..............  The 15th day of each month (or if such 15th day is not a business day, the next succeeding
                                business day), commencing on    15, 199 .

Record Date..................  The business day immediately preceding the re-
                                lated Remittance Date.

Cut-off Date.................        , 199 .

Agreement....................  The Pooling and Servicing Agreement, dated as of
                                      , 199  (the "Agreement"), between the
                                Company, as Seller and Servicer, and the Trust-ee.

Description of Certificates..  The Class A-1 Certificates, Class A-2 Certifi-
                                cates, Class A-3 Certificates and Class A-4
                                Certificates are Senior Certificates and the Class B Certificates and Class C Certificates are Subordinated Certificates, all as described herein. The Class C Certificates are not being offered hereby. The undivided percentage inter-est of any Class A Certificate or Class B Cer-tificate in the distributions to the holder of such Certificate (the "Percentage Interest") will be equal to the percentage obtained from dividing the denomination specified on such Certificate by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Bal-ance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance or the Original Class B Principal Balance, as appro-priate. The Offered Certificates will be of-fered in registered form, in denominations of $1,000 and integral multiples of $1,000 in ex-cess thereof.

Distributions................  On each Remittance Date, distributions on the
                                Offered Certificates will be made first to the holders of the Class A Certificates and then to the holders of the Class B Certificates, in the manner described below.

                               Distributions of interest and principal to the
                                holders of a Class of Class A Certificates will be made in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described be-low under "A. Class A Interest" and (ii) their respective Percentage Interests of the Formula Principal Distribution Amount (as defined be-
                                low) for the related Remittance Date, in the
                                order of priority described below under "B.
                                Class A Principal." Distributions of interest and principal to the Class B Certificateholders will be made in an amount equal to their re-spective Percentage Interests multiplied by the Class B Distribution Amount (as described be-
                                low). The rights of the Class B and Class C
                                Certificateholders to receive distributions are subordinated to the rights of the Class A Certificateholders, and the rights of the Class C Certificateholders to receive distributions are subordinated to the rights of the Class B Certificateholders. Distributions will be made
                                on each Remittance Date commencing in     ,
                                199 to holders of record on the preceding Rec-ord Date, except that the final distribution in respect of the Offered Certificates will only be made upon presentation and surrender of the Offered

                                Certificates at the office or agency appointed by the Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

                               Distributions on a Class of Class A Certificates
                                will be applied first to the payment of inter-est and then to the payment of principal on such Class. Distributions in respect of princi-pal of the Class A Certificates will be allo-cated to the Class then entitled to such dis-tributions and will be applied in the amounts and the order of priority set forth below. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions will be made to the holders of such Class.

                               The Class B Distribution Amount for any Remit-
                                tance Date is intended to be equal to the "Class B Formula Distribution Amount," which equals the sum of (i) the amount of interest calculated as described under "C. Class B In-terest" below and (ii) an amount of principal calculated as described under "D. Class B Prin-cipal" below.

                               See "Description of the Certificates" for a de-
                                tailed description of the amounts on deposit in the Certificate Account that will constitute the Amount Available on each Remittance Date. The Amount Available will include amounts oth-erwise payable to holders of the Class B Cer-tificates and the Class C Certificates. The Re-maining Amount Available will include amounts otherwise payable to the Company as the Monthly Servicing Fee, to the Company as the Guarantee Fee and to the Class C Certificateholders.

A. Class A Interest..........  Interest on the outstanding Principal Balance of each Class of Class A Certificates will accrue
                                from        , 199  or from the most recent Re-
                                mittance Date on which interest has been paid to but excluding the following Remittance Date.

                               Interest will be paid concurrently on each Class
                                of Class A Certificates on each Remittance
                                Date, to the extent of the Amount Available for such date in the Certificate Account, at the related Remittance Rate on the then outstanding Class A-1 Principal Balance, Class A-2 Princi-pal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance. The Principal Bal-ance of a Class of Class A Certificates as of any Remittance Date is the Original Principal Balance of such Class less all amounts previ-ously distributed to holders of such Class on account of principal.

                               In the event that, on a particular Remittance
                                Date, the Amount Available in the Certificate Account is not sufficient to make a full dis-tribution of interest to the holders of out-standing Class A Certificates, the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the related Remittance Rate, to the extent le-gally permissible. See "Description of the Cer-tificates."

B. Class A Principal.........  Holders of a Class of Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of pri-ority set forth below and to the extent of the Amount Available in the Certificate Account af-ter payment of all interest payable on each Class of Class A Certificates, the sum (such sum being hereinafter referred to as the "For-mula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the month preceding the month in which the Remittance Date occurs,
                                (ii) the Scheduled Principal Balance (as de-fined below) of each Contract which, during the month preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month and (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during such preceding month.

                               The Scheduled Principal Balance of a Contract
                                for any month is its principal balance as spec-ified in its amortization schedule, after giv-ing effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar pro-ceedings. The Pool Scheduled Principal Balance is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of a month. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home securing such Contract (the "Manufactured Home") have been received.

                               The Formula Principal Distribution Amount will
                                be distributed, to the extent of the Amount
                                Available after payment of interest on each Class of Class A Certificates, first, to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been re-duced to zero, then to the Class A-3 Certificateholders until the Class A-3 Princi-pal Balance has been reduced to zero and then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero. The First, Second, Third and Fourth Cross-over Dates are the Remittance Dates on which the Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certifi-cates, respectively, are reduced to zero.

C. Class B Interest..........  Interest on the outstanding Class B Principal
                                Balance will accrue from        , 199  or from
                                the most recent Remittance Date
                                on which interest has been paid to but exclud-ing the following Remittance Date.

                               To the extent of (i) the Amount Available in the
                                Certificate Account available for distribution to the Class B Certificateholders after payment of the Class A Distribution Amount for any Re-mittance Date (the "Remaining Amount Avail-able") and (ii) the Guarantee Payment, if any, for such date, interest will be paid to the Class B Certificateholders on such Remittance Date at the Class B Remittance Rate on the then outstanding Class B Principal Balance. The Class B Principal Balance is the Original Class B Principal Balance less all amounts previously distributed to the Class B Certificateholders on account of principal.

                               In the event that, on a particular Remittance
                                Date, the Remaining Amount Available plus any amounts actually paid under the Limited Guaran-tee are not sufficient to make a full distribu-tion of interest to the Class B Certificateholders, the amount of the defi-ciency will be carried forward as an amount that the Class B Certificateholders are enti-tled to receive on the next Remittance Date. Any amount so carried forward will, to the ex-tent legally permissible, bear interest at the Class B Remittance Rate. See "Description of the Certificates."

D. Class B Principal.........  Except for payments of the Class B Principal
                                Liquidation Loss Amount (described below), pay-ments of principal on the Class B Certificates will not commence until the Class A Certificateholders have received principal pay-ments equal in the aggregate to the sum of the Original Class A-1 Principal Balance, the Orig-inal Class A-2 Principal Balance, the Original Class A-3 Principal Balance and the Original Class A-4 Principal Balance (such sum being hereafter referred to as the "Original Class A
                                Principal Balance"), equal to $              .

                               On each Remittance Date prior to the Fourth
                                Cross-over Date, the Class B Certificateholders will be entitled to receive, pursuant to the Limited Guarantee, any Class B Principal Liqui-dation Loss Amount for such Remittance Date. The "Class B Principal Liquidation Loss Amount" equals the amount, if any, by which the sum of the Class A Principal Balance (if greater than zero) and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (af-ter giving effect to all distributions of prin-cipal on such Remittance Date), and represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and liquidation losses on Liqui-dated Contracts, will not be paid to the Class B Certificateholders.

                               On each Remittance Date after the Fourth Cross-
                                over Date, the Formula Principal Distribution Amount will be paid to the

                                Class B Certificateholders to the extent of (i) the Remaining Amount Available after payment of interest on the Class B Certificates and (ii) the application of the Guarantee Payment, if any, for such date.


Subordination of Class B and
 Class C Certificates........  The rights of holders of the Class B Certifi-
                                cates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regu-lar receipt by the holders of the Class A Cer-tificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of Class
                                A Certificates by means of the subordination of the Class B and Class C Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B and Class C Cer-tificates, the amounts of principal and inter-est due them on each Remittance Date out of the Amount Available on such date in the Certifi-cate Account and, if necessary, by the right of such Class A Certificateholders to receive fu-ture distributions of Amounts Available that would otherwise be payable to the holders of the Class B and Class C Certificates. If a Class B Principal Liquidation Loss Amount is realized for any Remittance Date and the Com-pany fails to pay such amount pursuant to its Limited Guarantee, the Class B Certificateholders may incur losses on their investment in the Class B Certificates to the extent such losses are not made up from future payments on the Contracts.

                               The rights of the holders of the Class C Certif-
                                icates to receive distributions with respect to the Contracts on each Remittance Date will be subordinated to the rights of the holders of the Class A and Class B Certificates. See "De-scription of the Certificates--Subordination of Class B Certificates and Class C Certificates."


Guarantee Payments to Class
 B Certificateholders under
 the Limited Guarantee of
 the Company.................  In order to mitigate the effect of the subordi-
                                nation of the Class B Certificates and liquida-tion losses and delinquencies on the Contracts, the Class B Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guarantee Payment, if any, under the Limited Guarantee of the Company. Prior to the Fourth Cross-over Date, the Guarantee Pay-ment will equal the amount, if any, by which
                                (a) the sum of (i) the Class B Formula Distri-bution Amount (which will be equal to one month's interest on the Class B Principal Bal-
                                ance) for such Remittance Date and (ii) the Class B Principal

                                Liquidation Loss Amount, if any, exceeds (b) the Class B Distribution Amount for such Remit-tance Date. On each Remittance Date on and af-ter the Fourth Cross-over Date, the Guarantee Payment will equal the amount, if any, by which the Class B Formula Distribution Amount (which will include both interest and principal) ex-ceeds the Amount Available for such Remittance Date.

                               The Limited Guarantee will be an unsecured gen-
                                eral obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement.

Losses on Liquidated
 Contracts...................  As described above, the distribution of princi-
                                pal to the Class A Certificateholders is in-tended to include the Scheduled Principal Bal-ance of each Contract that became a Liquidated Contract during the month preceding the month of such distribution. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed by the Class C Certificateholders and then the Class B Certificateholders since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders.

                               If the Amount Available is not sufficient to
                                cover the entire amount distributable to the Class A Certificateholders on a particular Re-mittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance), on future Remittance Dates will be reduced by the amount of such deficiency and a Class B Principal Liquidation Loss Amount will be realized.

                               But for the effect of the payments under the
                                Limited Guarantee described above, the subordi-nation of the Class C Certificates, the Guaran-tee Fee otherwise payable to the Company and the Monthly Servicing Fee otherwise payable to the Company in its capacity as Servicer, the Class B Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee, and (ii) all delinquent payments on the Contracts. See "Description of the Certificates--Subordination of Class B Cer-tificates and Class C Certificates" and "Yield and Prepayment Considerations."

Optional Repurchase of the
 Contracts by the Servicer
 or the Company..............  At its option either the Servicer or the Company may repurchase from the Trust all remaining
                                Contracts, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Prin-cipal Balance. See "Description of the Certifi-cates--Repurchase Option."

The Contracts................  Fixed rate manufactured housing installment sale contracts and installment loan agreements in-cluding any and all rights to receive payments due thereunder on and after the Cut-off Date and either (i) security interests in the Manu-factured Homes purchased with the proceeds of such contracts or (ii) with respect to certain of the Contracts ("Land-and-Home Contracts") liens on the real estate to which the related Manufactured Homes are deemed permanently af-fixed. The Contracts are secured by Manufac-
                                tured Homes or real estate located in    states
                                and have been selected by the Company from its portfolio of manufactured housing contracts based on the criteria specified in the Agree-ment. All of the Contracts are conventional Contracts (i.e., not insured or guaranteed by any governmental agency). The annual percentage rate of interest on the Contracts ranges from
                                    % to      % with a weighted average of ap-
                                proximately      %. The Contracts had a
                                weighted average term to scheduled maturity, as
                                of origination, of     months, and a weighted
                                average remaining term to scheduled maturity,
                                as of the Cut-off Date, of     months. The fi-
                                nal scheduled payment date on the Contract with
                                the latest maturity is in          . See "The
                                Contract Pool."


Security Interests and
 Certain Other Aspects of
 the Contracts; Repurchase
 or Substitution
 Obligations.................  In connection with the transfer of the Contracts to the Trust, the Company has assigned the se-curity interests in the Manufactured Homes or
                                (with respect to the     Land-and-Home Con-
                                tracts) the liens on the underlying real prop-erty, as appropriate, to the Trust. Under the laws of most states Manufactured Homes that have not been affixed to the real estate con-stitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. If the Manufactured Home were relocated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real es-tate title and recording laws, or as a result of fraud or negligence, the Trust could lose its prior perfected security interest in a Man-ufactured Home. Subject to the effect of not amending certificates of title as discussed un-der "Special Considerations--Security Interests and Certain Other Aspects of the Contracts" in the Prospectus, the Servicer will take such steps as are necessary to maintain perfection of the security interest in each Manufactured Home. Because of the expense and administrative inconvenience involved, the Company has not re-corded the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequent-ly, in some states in the absence of such rec-ordation the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective and in the absence of such recordation the assignment of the mortgage or deed of trust to the Trustee may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sale or loan contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender. The Company has agreed to repurchase, or, at its option, to substitute another contract for, any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trust's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Special Considerations--Security Interests and Certain Other Aspects of the Contracts" in the Prospectus.

Certain Federal Income Tax
 Consequences................  For federal income tax purposes, the Trust will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A Certificates and the Class B Certificates will constitute "regu-lar interests" in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class B Certificates will be issued with a de minimis original issue discount. The Class C Certificates will constitute "residual inter-ests" in the REMIC. The holders of the Offered Certificates will be required to include in in-come interest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences" in the Pro-spectus.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class A Certificates may be purchased by em-ployee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of a Class B Certificate will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code") unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Consid-erations" herein and in the Prospectus.

Legal Investment
 Considerations..............  The Class A Certificates offered hereby will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 and, as such, will be "legal invest-ments" for certain types of institutional in-vestors to the extent provided in that Act.

                               Because the Class B Certificates will not be
                                rated in one of its two highest rating catego-ries by Moody's Investors Service, Inc. ("Moody's") or by Fitch Investors Service, Inc. ("Fitch"), the Class B Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market En-hancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to in-vest in more highly rated securities based on first mortgage loans may not be legally autho-rized to invest in the Class B Certificates. See "Legal Investment Considerations" herein and in the Prospectus. No representations are made as to any regulatory requirements or con-siderations (including without limitation regu-latory capital requirements) applicable to the purchase of Class B Certificates by banks, sav-ings and loan associations or other financial institutions, which institutions should consult their own counsel as to such matters.

Rating.......................  It is a condition to the issuance of the Certif-
                                icates that the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, each be rated at
                                least "   " by Moody's and "   " by Fitch. It
                                is a condition to the issuance of the Class B
                                Certificates that they be rated at least "    "
                                by Moody's and at least "   " by Fitch. The
                                rating of each Class of the Offered Certifi-cates addresses the likelihood of the ultimate payment of principal and interest on each Class of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The rating of the Class B Certificates is based in part on an assessment of the Company's abil-ity to make payments under the Limited Guaran-tee. Any reduction in Moody's or Fitch's rat-ings of the Company's debt securities may re-sult in a similar reduction in the rating of the Class B Certificates.

Registration of the Offered
 Certificates................  Each Class of the Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and par-ticipating members thereof. Certificates repre-senting the Offered Certificates will be issued in definitive form only under the limited cir-cumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "De-scription of the Certificates--Registration of the Offered Certificates" herein and "Descrip-tion of the Certificates--Global Certificates" in the Prospectus.

                             SPECIAL CONSIDERATIONS

  Prospective Certificateholders should consider, in addition to the factors described under "Special Considerations" in the Prospectus, the following factors in connection with the purchase of the Class A or Class B Certificates, as appropriate:

  1. General. An investment in the Class A or Class B Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sale contracts. See "The Trust Fund--The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, with respect to the Class A Certificates, the protection against loss afforded by the subordination of the Class C and the Class B Certificates. If such protection is eliminated, the Class A Certificateholders will bear the risk of losses on the Contracts. See "Description of the Certificates--Subordination of Class B Certificates and Class C Certificates." With respect to the Class B Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Company and the Class C Certificateholders. If such protection is eliminated and the Company fails to make payments as required under the Limited Guarantee, the Class B Certificateholders will bear the risk of losses on the Contracts.

  2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  3. Limited Liquidity. The Class B Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class B Certificates, limiting the market for such securities.

  4. Distributions of Principal. The yield to maturity on the Class B Certificates will be affected by the rate at which Contracts become Liquidated Contracts and the severity of ensuing losses on such Liquidated Contracts and the timing thereof. Prior to the time that the Class A Principal Balance is reduced to zero, the Class A Certificateholders will receive all payments of principal that are made on the Contracts, and the Class B Certificateholders will only receive distributions of principal to the extent that any Guarantee Payments paid under the Limited Guarantee represent a Class B Principal Liquidation Loss Amount. It is not possible to predict the timing of the occurrence of the Remittance Date, if any, on which the Class A Principal Balance is reduced to zero, which occurrence will be affected by the rate of voluntary principal prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the Contracts or may limit the amount realized to less than the amount due. See "Special
     Considerations" in the Prospectus.

  6. Bankruptcy. The bankruptcy of the Company could have certain consequences for the holders of Class A and Class B Certificates, in addition to affecting the Company's ability to make payments under the Limited Guarantee. See "Special Considerations" in the Prospectus.

                          STRUCTURE OF THE TRANSACTION

  The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on such
Contracts on and after       , 199  (the "Cut-off Date") and security interests
in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) and all proceeds in any way derived from any of the foregoing. The Company will also service the Contracts for the Trust. Except for the Land-and-Home Contracts, the Contracts will be held by the Company on behalf of the Trustee. First Trust National Association will act as custodian to hold, as the Trustee's agent, the documents relating to all Land-and-Home Contracts.

  Payments by Obligors will be deposited in a separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") no later than one Business Day after receipt. Certain payments deposited in the Certificate Account in respect of each calendar month (a "Due Period") will be applied on the 15th Day of the next month (or, if such day is not a Business Day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates--Distributions" and to pay certain monthly fees to the Company as compensation for servicing the Contracts and for providing the Limited Guarantee with respect to the Class B Certificates. The Company, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer."

  The Company's conveyance of the Contracts to the Trust is without recourse, except for certain warranties made by the Company in the Agreement, the Limited Guarantee with respect to the Class B Certificates and certain indemnities by the Servicer described under "Description of the Certificates--Indemnification" in the Prospectus.

                               THE CONTRACT POOL

  The Contract Pool consists of        Contracts having an aggregate principal
balance as of the Cut-off Date of $               (the "Cut-off Date Pool
Principal Balance"). All but    of the Contracts, representing   % of the Cut-
off Date Pool Principal Balance, are manufactured housing installment sales contracts originated by a manufactured housing dealer and purchased by the Company from such dealer, or manufactured housing installment loan agreements originated by the Company directly. The Contracts were originated between
        19   and     199 . Manufactured housing installment sale contracts and
manufactured housing installment loan agreements are hereinafter collectively referred to as "manufactured housing contracts" or "contracts." All of the Contracts are conventional manufactured housing contracts, meaning that they are not insured or guaranteed by any governmental agency.

  Each Contract (a) is secured by a Manufactured Home or, in the case of a Land-and-Home Contract, is secured by a lien on real estate to which the Manufactured Home is deemed permanently affixed, (b) is fully amortizing with a fixed contractual rate of interest (the "Contract Rate") and provides for level payments over the term of such Contract and (c) is dated on or after
19 . The Contracts were originated or acquired by the Company in the ordinary course of the Company's business. A detailed description of the Contracts is
included in the Agreement. Approximately   % of the Cut-off Date Pool Principal
Balance is attributable to loans to purchase Manufactured Homes which were new
and approximately   % is attributable to loans to purchase Manufactured Homes
which were used at the time the related Contract was originated. All Contracts
have a Contract Rate of at least     %. Approximately     % of the Contracts by
Cut-off Date Pool Principal Balance have Contract Rates less than     % (equal
to the Class B Remittance Rate). The Contracts have remaining maturities, as of
the Cut-off Date, of at least     months but not more than     months and
original maturities of at least    months but not more than     months,
and a weighted average remaining term to scheduled maturity, as of the Cut-off
Date, of     months. The average remaining principal balance per Contract as of
the Cut-off Date was $          and the outstanding principal balances of the
Contracts as of the Cut-off Date ranged from $         to $          . All but
     , or      % by Cut-off Date Pool Principal Balance, of the Contracts had
loan-to-value ratios at the time of origination of   % or less. "Value" in such
calculation is equal to (i) in the case of a new Manufactured Home, the total cost of such Manufactured Home, including sales and other taxes, filing and recording fees imposed by law, and premiums for related insurance, (ii) in the case of a used Manufactured Home, either the total delivered sales price for such Manufactured Home, if available, or else its appraised market value, plus, in either case, sales and other taxes, filing and recording fees imposed by law and premiums for related insurance, or (iii) in the case of real estate securing a Land-and-Home Contract, the total sales price of the real estate and
the Manufactured Home together. (With respect to approximately     % of the
Contracts by Cut-off Date Pool Principal Balance, "Value" includes the value of land in respect of which the Obligor has granted a lien to the Company in lieu of a down payment, which lien is not being transferred to the Trust. Such Contracts are not Land-and-Home Contracts.) Appraisals are made by employees of the Company. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract. The Contracts are
secured by Manufactured Homes located in    states, of which, approximately
    % of the Contracts by remaining principal balance are secured by
Manufactured Homes located in               ,                 ,               ,
                ,                     . No other state represented more than 5%
of the Contracts.

  Set forth below is a description of certain additional characteristics of the Contracts.

                GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES

                                                                  % OF CONTRACT
                      NUMBER OF                    AGGREGATE        POOL BY
                      CONTRACTS   % OF CONTRACT    PRINCIPAL      OUTSTANDING
                        AS OF   POOL BY NUMBER      BALANCE        PRINCIPAL
                       CUT-OFF  OF CONTRACTS AS OUTSTANDING AS   BALANCE AS OF
                        DATE    OF CUT-OFF DATE OF CUT-OFF DATE  CUT-OFF DATE
                      --------- --------------- --------------- ---------------
Alabama..............                     %     $                         %
Arizona..............
Arkansas.............
California...........
Colorado.............
Connecticut..........
Delaware.............
Florida..............
Georgia..............
Hawaii...............
Idaho................
Illinois.............
Indiana..............
Iowa.................
Kansas...............
Kentucky.............
Louisiana............
Maine................
Maryland.............
Massachusetts........
Michigan.............
Minnesota............
Mississippi..........
Missouri.............
Montana..............
Nebraska.............
Nevada...............
New Hampshire........
New Jersey...........
New Mexico...........
New York.............
North Carolina.......
North Dakota.........
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Vermont..............
Virginia.............
Washington...........
West Virginia........
Wisconsin............
Wyoming..............
                       ------       ------      ---------------     ------
Total................               100.00%     $                   100.00%
                       ======       ======      ===============     ======

                       YEARS OF ORIGINATION OF CONTRACTS

                                                                  % OF CONTRACT POOL
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
  YEAR OF ORIGINATION    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
  -------------------    ------------------- ------------------- ---------------------
1982....................                       $                              %
1983....................
1984....................
1985....................
1986....................
1987....................
1988....................
1989....................
1990....................
1991....................
1992....................
1993....................
                               ------          ---------------          ------
   Total................                       $                        100.00%
                               ======          ===============          ======

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                                  % OF CONTRACT POOL
                                             AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
   ORIGINAL CONTRACT     NUMBER OF CONTRACTS BALANCE OUTSTANDING     BALANCE AS OF
 AMOUNT (IN DOLLARS)(1)  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
 ----------------------  ------------------- ------------------- ---------------------
Less than $10,000.......                       $                              %
$10,000-$19,999.99......
$20,000-$29,999.99......
$30,000-$39,999.99......
$40,000-$49,999.99......
$50,000-$59,999.99......
$60,000-$69,999.99......
$70,000-$79,999.99......
$80,000-$89,999.99......
$90,000-$99,999.99......
$100,000-$109,999.99....
$110,000-$119,999.99....
$120,000-$129,999.99....
                               ------          ---------------          ------
   Total................                       $                        100.00%
                               ======          ===============          ======

- --------
(1) The largest original Contract amount is $          , which represents    %
    of the Cut-off Date Pool Principal Balance.

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
LOAN-TO-VALUE RATIO(1)   AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
- ----------------------   ------------------- ------------------- --------------------------
Less than 61%...........                       $                                 %
61-65%..................
66-70%..................
71-75%..................
76-80%..................
81-85%..................
86-90%..................
91-95%..................
Over 95%................
                               ------          ---------------             ------
   Total................                       $                           100.00%
                               ======          ===============             ======

- --------
(1) Rounded to the nearest 1%. The term "Value" as used in this table is defined above. The loan-to-value ratios on the Contracts may be subject to a variance of up to 5% from the tabular presentation. Such variances were caused by information input by Company personnel in regional offices with respect to incidental items financed in the loans, such as dealer-installed equipment, the costs of which were estimated at the time the loan applications were approved.

                                 CONTRACT RATES

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
 RANGE OF CONTRACTS BY   NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE       AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
 ---------------------   ------------------- ------------------- --------------------------
 7.25%-10.00%...........                       $                                 %
10.01%-11.00%...........
11.01%-12.00%...........
12.01%-13.00%...........
13.01%-14.00%...........
14.01%-15.00%...........
15.01%-16.00%...........
16.01%-16.75%...........
                               ------          ---------------             ------
    Total...............                       $                           100.00%
                               ======          ===============             ======

                          REMAINING MONTHS TO MATURITY

                                             AGGREGATE PRINCIPAL     % OF CONTRACT POOL
    MONTHS REMAINING     NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
   ------------------    ------------------- ------------------- --------------------------
Less than 31............                       $                                 %
31-60...................
61-90...................
91-120..................
121-150.................
151-180.................
181-210.................
211-240.................
Over 240................
                               ------          ---------------             ------
    Total...............                       $                           100.00%
                               ======          ===============             ======

                       GREEN TREE FINANCIAL CORPORATION

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  The following table sets forth the delinquency experience at December 31 for each of the past five years and at March 31, 1994 of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). All of the Contracts in the Trust are conventional Contracts. In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                            DELINQUENCY EXPERIENCE

                                                                         AT
                                       AT DECEMBER 31,                MARCH 31,
                             ---------------------------------------- ---------
                              1989     1990     1991     1992    1993   1994
                             -------  -------  -------  -------  ---- ---------
Number of Contracts Out-
 standing (1)............... 122,187  134,867  151,779  175,730
Number of Contracts Delin-
 quent (2):
  30-59 Days................   2,002    1,795    2,161    1,849
  60-89 Days................     607      656      705      603
  90 Days or More...........     714      874    1,194    1,110
Total Contracts Delinquent..   3,323    3,325    4,060    3,562
Delinquencies as a Percent
 of Contracts Outstanding
 (3)........................    2.72%    2.47%    2.67%    2.03%

- --------
(1)Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3)By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                               THREE MONTHS
                                                                                  ENDED
                                      YEAR ENDED DECEMBER 31,                   MARCH 31,
                          ---------------------------------------------------- ------------
                             1989        1990        1991        1992     1993     1994
                          ----------  ----------  ----------  ----------  ---- ------------
Number of Contracts
 Serviced (1)...........     123,425     136,331     153,435     176,925
Principal Balance of
 Contracts Serviced (1).  $2,002,150  $2,200,196  $2,477,595  $2,996,582
Contract Liquidations
 (2)....................        3.44%       2.79%       2.82%       2.75%
Net Losses:
  Dollars (3)...........  $   35,614  $   30,053  $   34,842  $   47,817
  Percentage (4)........        1.78%       1.37%       1.41%       1.60%

- --------
(1)As of period end.
(2)As a percentage of the total number of contracts being serviced as of period end.
(3)The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4)As a percentage of the principal balance of contracts being serviced as of period end.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. In recent years, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry, notably certain areas of Texas, Oklahoma and Louisiana. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in Texas, Oklahoma or Louisiana or any other particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts originated in any one state (except with respect to Contracts secured by Manufactured Homes located
in       ) will not exceed 10% of the Cut-off Date Pool Principal Balance.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                    THREE MONTHS
                                                                       ENDED
                                           YEAR ENDED DECEMBER 31,   MARCH 31,
                                           ------------------------ ------------
                                           1989 1990 1991 1992 1993     1994
                                           ---- ---- ---- ---- ---- ------------
Ratio of Earnings to Fixed Charges........ 2.06 2.14 2.83 3.55

  For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations."

  The Contracts have maturities at origination ranging from   years to
years, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Offered Certificates. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Offered Certificates. The prepayment experience on manufactured housing contracts varies greatly. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Company will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards. See "Maturity and Prepayment Considerations" in the Prospectus.

  The allocation of distributions to the Class A Certificateholders on each Remittance Date will have the effect of accelerating the amortization of the Class A Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class B Principal Balance. In addition, the allocation of distributions among the Class A Certificates will have the effect of accelerating the amortization of the Class A-1, Class A-2 and Class A-3 Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4

Principal Balance. If a Class of Class A Certificates is purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Class of Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Principal."

  Until the Class A Principal Balance has been reduced to zero, the Class A Certificateholders will receive all payments of principal which are made on the Contracts, and the Class B Certificateholders will only receive distributions of principal to the extent that any Guarantee Payments made represent a Class B Principal Liquidation Loss Amount. The rate of principal payments on the Class B Certificates and the aggregate amount of distributions on the Class B Certificates will be affected by the rate of Obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class B Certificates and Class C Certificates" for a description of the manner in which such losses are borne by the Class B Certificateholders. If the Class B Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Principal."

  There can be no assurance that the delinquency or repossession experience set forth under "The Contract Pool--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

  The Servicer and the Company each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option."

  Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period. Subject to the availability of the subordination provided by the Class B and Class C Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on a Class of Class A Certificates on the following Remittance Date would not be affected by such shortfall.

  The final scheduled payment date on the Contract with the latest maturity is
in          .

  Certain statistical information relating to the prepayment behavior of certain pools of manufactured housing contracts sold and serviced by the Company is set forth below. The following table relates to the Company's nine sold pools for which prepayment information is available covering a period of at least 36 months and which pools had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider the following: the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, the Contracts in the Contract Pool may have an average age as of the Cut-off Date substantially different than the average ages (as of the first day of the month of sale) of the contracts in the sold pool to which the following table relates and may have other characteristics substantially different than the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Class A and Class B Certificates" as influencing the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the following table for the periods covered thereby. In addition to the foregoing, prospective Class A and Class B Certificateholders should consider that the table set forth below is limited to the periods covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

  The following table sets forth with respect to each sold pool an initial aggregate principal balance (calculated as of the first day of the month of the sale), the decline in outstanding aggregate principal balance for each subsequent month (whether due to liquidations, scheduled principal payments, principal prepayments or repurchases) and the weighted average Contract Rate ("WAC") of the contracts in each pool as of the first day of the month of the
sale of each pool and as of    1, 1994. The percentage of the Prepayment Model
(as described in "Weighted Average Life of the Class A and Class B
Certificates" below) for the life of each sold pool through     1, 1994
(calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool, and using the WAC as of
the first day of the month of the sale of each pool) was the following:   % of
the Prepayment Model for Pool #1;   % of the Prepayment Model for Pool #2;   %
of the Prepayment Model for Pool #3;   % of the Prepayment Model for Pool #4;
  % of the Prepayment Model for Pool #5;   % of the Prepayment Model for Pool
#6;   % of the Prepayment Model for Pool #7;   % of the Prepayment Model for
Pool #8; and   % of the Prepayment Model for Pool #9. In addition, Pool #1 had
an estimated average age of    months as of the first day of the month of sale
and an original weighted average maturity ("WAM") of    months; Pool #2 had an
estimated average age of    months as of the first day of the month of sale and
an original WAM of    months; Pool #3 had an estimated average age of   months
as of the first day of the month of sale and an original WAM of    months; Pool
#4 had an estimated average age of    month as of the first day of the month of
sale and an original WAM of    months; Pool #5 had an estimated average age of
   month as of the first day of the month of sale and an original WAM of
months; Pool #6 had an estimated average age of    months as of the first day
of the month of sale and an original WAM of    months; Pool #7 had an estimated
average age of    months as of the first day of the month of sale and an
original WAM of    months; Pool #8 had an estimated average age of    month as
of the first day of the month of sale and an original WAM of    months; Pool #9
had an estimated average age of    month as of the first day of the month of
sale and an original WAM of    months; and Pool #10 had an estimated average
age of    month as of the first day of the month of sale and an original WAM of months. By comparison, the Contracts in the Contract Pool have an estimated
average age of    month as of the Cut-off Date and an original WAM of
months.

     INFORMATION REGARDING SELECTED POOLS OF MANUFACTURED HOUSING CONTRACTS

                         POOL #1             POOL #2             POOL #3             POOL #4             POOL #5
                    ------------------  ------------------  ------------------  ------------------  ------------------
                     AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
                     PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                      BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC
                    ------------ -----  ------------ -----  ------------ -----  ------------ -----  ------------ -----
June 1987.......... $150,002,024 14.09%
July 1987..........  148,570,607
August 1987........  147,416,832
September 1987.....  146,067,294
October 1987.......  144,462,628
November 1987......  142,859,082
December 1987......  141,504,979        $112,294,744 13.68%
January 1988.......  139,909,863         111,564,231
February 1988......  138,230,608         110,959,130
March 1988.........  137,054,052         110,158,592        $106,739,475 13.56%
April 1988.........  135,321,739         109,301,576         106,223,037
May 1988...........  133,734,529         108,408,172         105,534,716
June 1988..........  132,186,564         107,509,701         104,702,409
July 1988..........  130,488,347         106,644,630         103,756,166
August 1988........  129,307,834         105,806,177         102,846,872
September 1988.....  127,718,336         104,930,189         101,894,145        $132,287,851 13.64%
October 1988.......  126,246,584         103,740,306         101,020,931         131,632,149
November 1988......  124,511,650         102,784,208         100,161,691         130,957,623
December 1988......  122,962,573         101,801,837          99,205,495         130,379,138        $105,566,962 13.76%
January 1989.......  121,615,458         100,781,280          98,284,587         129,738,726         105,207,877
February 1989......  120,513,719          99,900,514          97,210,555         128,858,457         104,682,072
March 1989.........  119,260,068          99,094,959          96,296,636         128,200,908         104,130,477
April 1989.........  117,814,726          97,904,714          95,404,068         127,488,457         103,542,004
May 1989...........  116,364,769          96,684,420          94,564,930         126,889,002         102,653,070
June 1989..........  115,232,291          95,908,062          93,701,727         125,900,040         102,097,431
July 1989..........  114,011,414          94,940,842          92,729,644         125,044,160         101,349,305
August 1989........  112,911,186          93,912,508          91,737,435         124,031,897         100,586,806
September 1989.....  111,216,196          92,713,651          90,837,699         123,165,353          99,698,668
October 1989.......  109,954,911          91,769,472          89,974,610         122,116,060          98,924,607
November 1989......  108,547,979          90,767,147          88,990,538         121,098,455          98,171,602
December 1989......  107,236,278          89,884,950          88,113,642         119,857,703          97,434,609
January 1990.......  106,186,096          88,836,423          87,009,120         118,883,983          96,618,000
February 1990......  105,059,437          87,869,426          86,279,171         118,083,854          95,929,936
March 1990.........  104,001,861          86,861,946          85,374,419         117,365,279          95,143,376
April 1990.........  102,821,481          85,901,514          84,531,680         116,113,249          94,192,288
May 1990...........  101,684,273          84,863,747          83,410,417         114,765,754          93,272,683
June 1990..........  100,581,335          83,907,938          82,087,398         113,507,435          92,350,000
July 1990..........   99,200,173          82,778,771          81,088,923         111,918,831          91,332,224
August 1990........   97,996,005          81,580,222          80,290,213         110,524,701          90,523,030
September 1990.....   96,731,179          80,512,419          79,271,725         109,257,964          89,540,257
October 1990.......   95,723,713          79,377,536          78,435,152         108,356,070          88,577,911
November 1990......   94,608,622          78,316,168          77,579,778         107,166,109          87,462,010
December 1990......   93,300,020          77,309,480          76,885,835         106,034,096          86,324,903
January 1991.......   92,383,777          76,329,095          76,161,168         105,132,684          85,666,145
February 1991......   91,270,191          75,368,267          75,382,761         104,278,161          84,828,593
March 1991.........   90,217,514          74,600,685          74,568,758         103,416,278          83,926,678
April 1991.........   88,903,182          73,533,774          73,763,400         102,375,383          82,871,571
May 1991...........   87,737,009          72,558,959          72,777,745         100,913,362          81,980,444
June 1991..........   86,755,716          71,537,912          72,065,159          99,702,358          80,799,137
July 1991..........   85,486,181          70,634,217          71,195,597          98,558,265          79,782,492
August 1991........   83,985,497          69,667,258          70,212,900          97,424,170          78,496,352
September 1991.....   83,012,816          68,783,320          69,314,080          96,061,529          77,531,890
October 1991.......   81,786,450          67,962,267          68,368,876          94,759,840          76,689,165
November 1991......   80,696,933          67,031,927          67,523,237          93,697,559          75,646,133
December 1991......   79,606,603          66,126,209          66,542,668          92,654,711          74,715,672
January 1992.......   78,506,973          65,210,496          65,642,672          91,609,082          73,898,243
February 1992......   77,341,248          64,101,129          64,776,537          90,383,639          72,994,567
March 1992.........   76,057,478          63,112,555          63,580,748          89,304,664          72,119,199
April 1992.........   74,953,850          62,142,028          62,609,837          87,900,385          70,888,314
May 1992...........   73,563,143          61,218,299          61,454,751          86,485,433          69,700,344
June 1992..........   72,574,042          60,180,132          60,542,799          85,407,102          68,620,733
July 1992..........   71,338,444          59,105,077          59,632,342          83,894,785          67,520,749
August 1992........   70,403,384          58,030,585          58,760,983          82,688,906          66,394,217
September 1992.....   69,118,385          56,973,265          57,987,836          81,379,506          65,459,438
October 1992.......   68,087,038          56,113,844          56,913,562          80,311,428          64,410,681
November 1992......   67,081,471          55,055,097          56,046,666          78,909,384          63,423,300
December 1992......   65,898,230          54,076,802          55,130,414          77,855,313          62,419,877
January 1993.......   64,885,781          53,339,615          54,207,265          76,627,167          61,331,737
February 1993......   63,921,467          52,534,394          53,534,143          75,860,353          60,520,406
March 1993.........   63,017,441          51,824,838          52,844,431          75,064,486          59,859,818
April 1993.........   61,926,618          51,010,651          51,973,010          73,896,389          59,025,174
May 1993...........   60,823,318          50,033,483          51,010,673          72,705,887          58,022,176
June 1993..........   59,816,112          49,112,439          50,116,296          71,640,147          57,204,456
July 1993..........   58,740,781          47,949,760          49,276,183          70,318,424          56,013,829
August 1993........   57,403,489          47,093,773          48,429,392          68,905,390          54,918,745
September 1993.....   56,104,318          46,163,341          47,270,827          67,396,418          53,662,303
October 1993.......   54,967,798          45,015,682          46,345,045          65,979,912          52,300,659
November 1993......   53,694,235          43,780,593          45,237,469          64,595,039          51,029,959
December 1993......   52,641,642          42,596,425          44,443,890          63,284,418          50,008,613
January 1994.......   51,692,915          41,750,161          43,398,005          61,978,163          48,976,620
February 1994......   50,686,785          40,978,715          42,693,929          60,957,709          47,762,749
March 1994.........   49,786,496          40,127,215          41,706,431          59,666,254          46,712,626
April 1994.........   48,578,398 13.91%   39,398,717 13.67%   40,887,409 13.51%   58,244,881 13.61%   45,493,768 13.73%

     INFORMATION REGARDING SELECTED POOLS OF MANUFACTURED HOUSING CONTRACTS

                              POOL #6             POOL #7             POOL #8             POOL #9
                         ------------------  ------------------  ------------------  ------------------
                          AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
                          PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                           BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC
                         ------------ -----  ------------ -----  ------------ -----  ------------ -----
June 1987...............
July 1987...............
August 1987.............
September 1987..........
October 1987............
November 1987...........
December 1987...........
January 1988............
February 1988...........
March 1988..............
April 1988..............
May 1988................
June 1988...............
July 1988...............
August 1988.............
September 1988..........
October 1988............
November 1988...........
December 1988...........
January 1989............
February 1989...........
March 1989..............
April 1989..............
May 1989................
June 1989............... $121,205,258 14.39%
July 1989...............  120,791,096
August 1989.............  120,208,326
September 1989..........  119,476,151        $153,845,599 13.93%
October 1989............  118,943,749         153,031,948
November 1989...........  118,183,572         152,285,093
December 1989...........  117,465,674         151,426,499        $127,799,125 13.74%
January 1990............  116,918,168         150,534,240         127,024,450
February 1990...........  116,164,551         149,739,836         126,192,365
March 1990..............  115,348,266         149,131,864         125,315,041
April 1990..............  114,390,687         148,093,304         124,605,798
May 1990................  113,352,336         147,070,634         124,002,851
June 1990...............  112,246,343         146,056,885         123,333,588        $118,256,826 14.23%
July 1990...............  110,959,809         144,956,420         122,576,969         117,572,123
August 1990.............  110,083,602         143,672,440         121,784,943         116,892,713
September 1990..........  109,180,538         142,648,941         121,069,805         116,248,572
October 1990............  108,268,685         141,647,307         120,055,001         115,726,182
November 1990...........  107,128,784         140,382,797         119,105,339         115,054,486
December 1990...........  106,169,197         139,346,989         118,324,747         114,478,143
January 1991............  105,110,111         138,364,955         117,582,547         113,896,272
February 1991...........  104,533,870         137,309,065         116,914,932         113,273,369
March 1991..............  103,358,519         136,126,195         116,204,284         112,686,192
April 1991..............  102,186,034         134,620,928         115,089,088         111,804,737
May 1991................  100,923,270         132,989,000         113,944,914         110,887,705
June 1991...............   99,466,155         131,478,011         112,524,530         109,854,875
July 1991...............   98,218,803         130,020,761         111,320,624         108,972,638
August 1991.............   96,816,151         128,492,699         110,210,362         107,815,634
September 1991..........   95,430,796         126,806,793         109,025,041         106,893,442
October 1991............   94,227,470         125,422,408         108,059,740         106,029,033
November 1991...........   92,831,020         123,970,374         106,638,729         104,758,418
December 1991...........   91,674,429         122,625,208         105,397,317         103,574,625
January 1992............   90,646,936         121,205,901         104,200,220         102,731,705
February 1992...........   89,335,995         119,604,050         103,046,534         101,588,643
March 1992..............   88,070,469         117,824,457         101,898,130         100,422,070
April 1992..............   86,749,880         116,113,836         100,278,052          98,668,389
May 1992................   85,021,420         113,895,774          99,131,345          97,276,621
June 1992...............   83,796,442         112,240,635          97,500,236          96,126,963
July 1992...............   82,441,965         110,477,143          96,045,128          94,689,879
August 1992.............   81,029,966         108,677,315          94,947,812          93,473,752
September 1992..........   79,859,886         107,072,555          93,643,469          92,053,601
October 1992............   78,393,946         105,524,278          92,055,076          90,514,939
November 1992...........   76,958,320         103,775,864          90,669,591          89,075,320
December 1992...........   75,595,677         101,942,908          89,178,551          87,683,257
January 1993............   74,123,924         100,371,451          87,640,944          86,089,289
February 1993...........   73,190,804          99,317,882          86,615,871          85,148,397
March 1993..............   72,179,190          98,094,643          85,418,495          83,997,960
April 1993..............   70,916,961          96,592,784          84,246,254          82,979,797
May 1993................   69,426,154          94,804,085          82,694,815          81,240,329
June 1993...............   68,276,240          93,398,394          81,384,135          79,974,583
July 1993...............   66,830,487          91,519,311          79,889,722          78,376,568
August 1993.............   65,292,851          89,875,783          78,405,244          76,677,151
September 1993..........   63,952,533          87,947,992          76,783,169          75,029,431
October 1993............   62,488,729          85,942,018          74,840,365          73,206,867
November 1993...........   60,947,191          84,094,341          72,729,693          71,338,398
December 1993...........   59,700,188          82,230,041          71,119,700          69,780,172
January 1994............   58,415,195          79,969,150          69,486,801          68,465,325
February 1994...........   57,372,578          78,743,838          68,302,925          67,385,608
March 1994..............   56,048,347          77,442,231          67,017,344          65,936,104
April 1994..............   54,476,968 14.37%   75,645,774 13.91%   65,531,030 13.71%   64,744,958 14.22%

     INFORMATION REGARDING SELECTED POOLS OF MANUFACTURED HOUSING CONTRACTS

                              POOL #10            POOL #11            POOL #12            POOL #13
                         ------------------  ------------------  ------------------  ------------------
                          AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
                          PRINCIPAL           PRINCIPAL           PRINCIPAL           PRINCIPAL
                           BALANCE     WAC     BALANCE     WAC     BALANCE     WAC     BALANCE     WAC
                         ------------ -----  ------------ -----  ------------ -----  ------------ -----
June 1987...............
July 1987...............
August 1987.............
September 1987..........
October 1987............
November 1987...........
December 1987...........
January 1988............
February 1988...........
March 1988..............
April 1988..............
May 1988................
June 1988...............
July 1988...............
August 1988.............
September 1988..........
October 1988............
November 1988...........
December 1988...........
January 1989............
February 1989...........
March 1989..............
April 1989..............
May 1989................
June 1989...............
July 1989...............
August 1989.............
September 1989..........
October 1989............
November 1989...........
December 1989...........
January 1990............
February 1990...........
March 1990..............
April 1990..............
May 1990................
June 1990...............
July 1990...............
August 1990.............
September 1990.......... $133,311,855 14.21%
October 1990............  132,708,128
November 1990...........  131,124,784
December 1990...........  131,480,071        $117,246,945 14.07%
January 1991............  130,784,049         116,685,698
February 1991...........  130,075,857         116,205,141
March 1991..............  129,353,288         115,652,098        $103,147,656 14.09%
April 1991..............  128,469,170         114,961,106         102,477,605
May 1991................  127,597,801         114,240,314         101,868,239
June 1991...............  126,662,575         113,523,797         101,149,654        $137,954,723 14.25%
July 1991...............  125,738,135         112,782,291         100,453,306         137,161,898
August 1991.............  124,763,526         112,044,738          99,707,505         136,253,140
September 1991..........  123,709,097         110,903,273          98,944,627         135,315,291
October 1991............  122,649,124         110,221,842          98,305,496         134,429,201
November 1991...........  121,707,958         109,207,436          97,495,270         133,335,057
December 1991...........  120,906,527         108,606,380          96,795,908         132,412,083
January 1992............  119,916,542         107,749,403          95,945,396         131,431,705
February 1992...........  118,870,421         106,650,322          94,987,688         130,217,458
March 1992..............  117,461,999         105,757,820          93,779,828         128,989,415
April 1992..............  115,959,521         104,231,643          92,573,506         127,467,332
May 1992................  114,090,029         103,065,191          91,224,729         125,947,815
June 1992...............  112,468,590         101,733,540          90,208,002         124,665,328
July 1992...............  111,032,856         100,373,468          88,978,015         123,296,077
August 1992.............  109,610,542          99,312,952          87,779,632         122,063,195
September 1992..........  108,522,457          98,163,283          86,400,033         120,500,056
October 1992............  107,162,382          96,855,020          85,198,245         118,974,599
November 1992...........  105,554,653          95,388,400          83,960,033         117,376,649
December 1992...........  104,001,403          94,056,996          83,008,690         116,187,136
January 1993............  102,403,932          92,180,094          82,013,317         114,461,305
February 1993...........  101,285,823          91,306,816          81,113,524         113,370,189
March 1993..............  100,317,469          90,172,103          80,292,884         112,347,353
April 1993..............   98,712,066          88,715,509          78,867,167         110,512,535
May 1993................   97,129,803          87,194,683          77,345,741         108,577,928
June 1993...............   95,450,491          85,389,950          75,873,606         106,815,606
July 1993...............   93,462,086          83,689,863          74,430,783         104,717,520
August 1993.............   91,418,348          81,937,783          72,993,569         102,547,868
September 1993..........   89,368,644          79,983,850          71,208,057         100,268,883
October 1993............   87,181,228          77,865,034          69,466,494          98,377,858
November 1993...........   85,286,039          75,635,478          67,941,483          95,953,596
December 1993...........   83,531,009          74,101,263          66,264,904          93,829,333
January 1994............   81,658,055          72,288,791          64,866,724          92,060,968
February 1994...........   80,072,577          70,718,202          63,662,343          90,119,896
March 1994..............   78,478,516          69,290,952          62,469,610          88,724,920
April 1994..............   76,589,608 14.18%  67,667,026  14.05%   61,145,047 14.12%   86,391,960 14.19%

WEIGHTED AVERAGE LIFE OF THE CLASS A AND CLASS B CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of each Class of Class A Certificates and the Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A and Class B Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.2% per annum in each month thereafter (for example, 0.6% per annum in the third month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of all of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum.

  As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "145% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 145% of the Prepayment Model assumed prepayment rates; "160% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 160% of the Prepayment Model assumed prepayment rates; "175% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 175% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "300% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates; and "400% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 400% of the Prepayment Model assumed prepayment rates.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

  As described under "Description of the Certificates--Principal," except for payments, if any, of Guarantee Payments representing Class B Principal Liquidation Loss Amounts, payments of principal on the Class B Certificates will not commence until the Class A Certificateholders have received principal payments equal in the aggregate to the Original Class A
Principal Balance, equal to $              . This will have the effect of
accelerating the amortization of the Class A Certificates while, in the absence of Class B Principal Liquidation Loss Amounts, increasing the respective interest in the Trust of the Class B Certificates.

  The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the table; (ii) neither the Servicer nor the Company exercises its right of optional termination described above; (iii) the Cut-off Date Pool Principal Balance is
$              , the Contracts have a weighted average term to maturity, as of
origination, of     months, a weighted average remaining term to maturity, as
of the Cut-off Date, of    months, a weighted average Contract Rate of      %;
(iv) the Class A-1 Certificates initially represent $               of the Cut-
off Date Pool Principal Balance and will have a constant Class A-1 Remittance
Rate of     %, the Class A-2 Certificates initially represent $
of the Cut-off Date Pool Principal Balance and will have a Class A-2 Remittance
Rate of     %, the Class A-3 Certificates initially represent $              of
the Cut-off Date Pool Principal Balance and will have a Class A-3 Remittance
Rate of     %, the Class A-4 Certificates initially represent $              of
the Cut-off Date Pool Principal Balance and will have a Class A-4 Remittance
Rate of     % and the Class B Certificates initially represent $
of the Cut-off Date Pool Principal Balance and will have a Class B Remittance
Rate of     %; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts; (vii) distributions are made on the Certificates
on the 15th day of each month, commencing      15, 199 ; and (viii) the
Certificates are issued on       , 199 . No representation is made that the
Contracts will not experience delinquencies or losses.

  Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Principal Balances outstanding and the weighted average life of the Class A and Class B Certificates set forth in the tables. In addition, since the actual Contracts and the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A and Class B Certificates may be made earlier or later than as indicated in the tables.

  It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average
remaining term to maturity of the Contracts is     months.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class B Certificates and set forth the percentages of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance and the Original Class B Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                       PREPAYMENT MODEL SET FORTH BELOW:

DATE                      0%    100%   145%   160%   175%   200%   300%   400%
- ----                     -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage...... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
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Weighted Average Life
 (1) (years)

- --------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                       PREPAYMENT MODEL SET FORTH BELOW:

DATE                      0%    100%   145%   160%   175%   200%   300%   400%
- ----                     -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage...... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
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Weighted Average Life
 (1) (years)

- --------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                       PREPAYMENT MODEL SET FORTH BELOW:

DATE                      0%     100%   145%   160%   175%   200%   300%   400%
- ----                     -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage...... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
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Weighted Average Life
 (1) (years)............

- --------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                       PREPAYMENT MODEL SET FORTH BELOW:

DATE                      0%     100%   145%   160%   175%   200%   300%   400%
- ----                     -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage...... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
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Weighted Average Life
 (1) (years)............

- --------
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                       PREPAYMENT MODEL SET FORTH BELOW:

DATE                      0%    100%   145%   160%   175%   200%   300%   400%
- ----                     -----  -----  -----  -----  -----  -----  -----  -----
Initial Percentage...... 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
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Weighted Average Life
 (1) (years)

- --------
(1) The weighted average life of a Class B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B Certificate.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

GENERAL

  The Offered Certificates will be issued in fully registered form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof, except for one Certificate of each Class with a denomination representing any remainder of the Original Principal Balance of such Class. The Percentage Interest of a Class A Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance, as appropriate. The Class A Certificates in the aggregate will represent an initial % (approximate) undivided interest in the Trust. The Percentage Interest of a Class B Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B Principal Balance. The Class B
Certificates will represent an initial     % (approximate) undivided interest
in the Trust. The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, proceeds from certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy to the extent such proceeds relate to the Contracts and amounts held for the Trust in the Certificate Account, rights of the Class B Certificateholders to receive Guarantee Payments pursuant to the Limited Guarantee of the Company, and all proceeds in any way derived from any of the foregoing. (Section 1.02.)

  Distributions on the Certificates will be made by the Paying Agent on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the 15th day of each month (or if such 15th day is not a business day, the next succeeding business day) commencing July 15, 1993. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register; provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

CONVEYANCE OF CONTRACTS

  In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) as of the Cut-off Date, no more than 10% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in any one state (except with
respect to Contracts secured by Manufactured Homes located in            ), no
more than 5% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code and not more than 1% of the Contracts by remaining principal balance are secured by Manufactured Homes located in California in an area with the same zip code; (iii)
approximately   % of the Cut-off Date Pool Principal Balance is attributable to
loans to purchase new Manufactured Homes and approximately   % of the Cut-off
Date Pool Principal Balance is attributable to loans to purchase used Manufactured Homes; (iv) no Contract has a remaining maturity of more than
months; (v) the date of each Contract is on or after             ; and (vi) no
adverse selection procedures were employed in selecting the Contracts. (Article III.)

PAYMENTS ON CONTRACTS; DISTRIBUTIONS ON CERTIFICATES

  The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term securities or unsecured long-term debt (or, in the case of the principal bank of a bank holding company system, the short-term securities or unsecured long-term debt of such bank holding company) has a rating of P-1 by Moody's in the case of short-term securities, or in one of the two highest rating categories by Moody's in the case of unsecured long-term debt, and which is subject to examination by federal or state authorities (an "Eligible Institution"). (Section 1.02.) The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least an Aa rating by Moody's not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned a P-1 rating by Moody's at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's in its highest rating category. (Section 5.05.)

  All payments from Obligors on the Contracts received by the Servicer, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees. Such fees are included as part of the Servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement, and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Conveyance of Contracts" in the Prospectus shall be paid into the Certificate Account. The Servicer will not make any advances in respect of delinquent payments on the Contracts.

  On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The Amount Available is the amount in the Certificate Account on the last day of the preceding Due Period less the following amounts: any repossession profits on defaulted Contracts (of which there are expected to be none); Advance Payments in respect of the Due Period just ended; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes and insurance (on repossessed Manufactured Homes) advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; and any amounts incorrectly deposited in the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and disbursements. (Sections 1.02 and 8.02.)

  The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer and to pay the Guarantee Fee to the Company as compensation for providing the Limited Guarantee with respect to the Class B Certificates (as described under "Limited Guarantee of the Company" below). (Sections 1.02 and 8.02.)

DISTRIBUTIONS

  On each Remittance Date, distributions on the Offered Certificates will be made first to the holders of the Class A Certificates and then to the holders of the Class B Certificates, as described below.

  Distributions of interest and principal to holders of a Class of Class A Certificates will be made on each Remittance Date in an amount equal to the sum of (i) their respective Percentage Interests of the amount of interest calculated as described under "Class A Interest" below and (ii) their respective Percentage Interests, distributed to each Class of Class A Certificates in the order of priority described under "Class A Principal" below, of the Formula Principal Distribution Amount. Distributions on the Class A Certificates will be applied first to the payment of interest and then to the payment of principal. The Class A Distribution Amount for any Remittance Date will be equal to the sum (referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Class A Interest" below and (ii) the Formula Principal Distribution Amount, except that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Remittance Date, then the Class A Distribution Amount shall instead equal the Amount Available. (Sections 1.02 and 8.01.)

  Distributions of interest and principal to holders of Class B Certificates will be made on each Remittance Date in an amount equal to their respective Percentage Interests multiplied by the Class B Distribution Amount. Distributions on the Class B Certificates will be applied first to the payment of interest and then to the payment of principal. The Class B Distribution Amount for any Remittance Date is intended to be equal to the sum (referred to as the "Class B Formula Distribution Amount") of (a) the amount of interest calculated as set forth under "Class B Interest" below and (b) an amount of principal equal to (1) if the Class A Principal Balance has not been reduced to zero on a previous Remittance Date, the Class B Principal

Liquidation Loss Amount (described below) for such Remittance Date, and (2) on and after the Remittance Date on which the Class A Principal Balance has been reduced to zero, the Formula Principal Distribution Amount calculated as described under "Principal" below. If the Amount Available in the Certificate Account available for distribution to the Class B Certificateholders (after giving effect to any distribution made to Class A Certificateholders on such Remittance Date) (the "Remaining Amount Available") is less than the Class B Formula Distribution Amount, then the Class B Distribution Amount will equal the sum of such Remaining Amount Available and the Company will be obligated to pay the amount of such deficiency (the "Guarantee Payment") into the Certificate Account pursuant to the Limited Guarantee. (Sections 1.02 and 8.03.)

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  The Servicer will furnish to the Trustee, and the Trustee will send with each distribution on a Remittance Date to each holder of the Offered Certificates, a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal (including Principal Prepayments, if any) and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per Class A or Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A or Class B Certificate. (Section 6.05.)

  On each Remittance Date the Amount Available will be distributed to Class A Certificateholders and then Class B Certificateholders in the amounts and order of priority set forth below:

CLASS A INTEREST

  One month's interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Remittance Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Remittance Rate on the then outstanding Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance. Interest on each
Class of Class A Certificates will accrue from        , 199  or from the most
recent Remittance Date on which interest has been paid to but excluding the following Remittance Date. (Sections 1.02 and 8.03.)

  The Remittance Rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are set forth on the cover of this Prospectus Supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The Class A-1 Principal Balance as of any Remittance Date is the Original Class A-1 Principal Balance less all amounts previously distributed to holders of Class A-1 Certificates on account of principal, the Class A-2 Principal Balance as of any Remittance Date is the Original Class A-2 Principal Balance less all amounts previously distributed to holders of Class A-2 Certificates on account of principal, the Class A-3 Principal Balance as of any Remittance Date is the Original Class A-3 Principal Balance less all amounts previously distributed to holders of Class A-3 Certificates on account of principal and the Class A-4 Principal Balance as of any Remittance Date is the Original Class A-4 Principal Balance less all amounts previously distributed to holders of Class A-4 Certificates on account of principal. The Class A Principal Balance as of any Remittance Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance. (Section 1.02.)

  In the event that, on a particular Remittance Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of a Class of Class A Certificates, the Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class of Certificates, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. (Section 1.02.) Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular month. Any such amount so carried forward will bear interest at the Class A-1 Remittance Rate, the Class A-2 Remittance Rate, the Class A-3 Remittance Rate or the Class A-4 Remittance Rate, as applicable, to the extent permitted by law.

CLASS A PRINCIPAL

  Holders of a Class of Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on each Class of Class A Certificates, the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding contract during the month preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding month and (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding month. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Scheduled Principal Balance of a Contract as of any Remittance Date is the unpaid principal balance of such Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date in the Due Period next preceding such Remittance Date, after giving effect to any previous partial prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment on such Contract. The Pool Scheduled Principal Balance is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of a month. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received. (Section 1.02.)

  The Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on each class of Class A Certificates, first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, and then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero.

  As hereinafter described, all losses on Liquidated Contracts will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero. If at any time the Pool Scheduled Principal Balance is less than the sum of the Principal Balances of the Class A Certificates and the Amount Available on any Remittance Date is less than the Class A Distribution Amount, the Amount Available will be applied first to the payment of interest pro rata to the outstanding Class A Certificates, based on the aggregate amount of interest then payable on each Class of Class A Certificates and then to the payment of principal to the Class of Class A Certificates then entitled. All additional losses on Liquidated Contracts will then be allocated among the Class A Certificates on a pro rata basis, according to their then outstanding Principal Balances.

CLASS B INTEREST

  Interest will be paid to the Class B Certificateholders on each Remittance Date, to the extent of (i) the Remaining Amount Available, if any, and (ii) the amount, if any, paid pursuant to the Limited Guarantee, in the amount of one month's interest at the Class B Remittance Rate on the then outstanding Class B Principal Balance. Interest on the outstanding Class B Principal Balance will
accrue from        , 199  or from the most recent Remittance Date on which
interest has been paid to but excluding the following Remittance Date. The Class B Principal Balance is the Original Class B Principal Balance less the sum of all amounts previously distributed to Class B Certificateholders on account of principal. In the event that, on a particular Remittance Date, the Remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B Certificateholders and the Company fails to pay such amount under the Limited Guarantee, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B Remittance Rate, to the extent permitted by law.

CLASS B PRINCIPAL

  Except for distributions of any amounts representing a Class B Principal Liquidation Loss Amount as described below, prior to the Remittance Date on which the Class A Principal Balance is reduced to zero (the "Fourth Cross-over Date"), there will be no distributions of principal on the Class B Certificates. The First, Second, Third and Fourth Cross-over Dates are the Remittance Dates on which the Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, are reduced to zero.

  On each Remittance Date prior to the Fourth Cross-over Date, the Class B Certificateholders will be entitled to receive pursuant to the Limited Guarantee the amount (the "Class B Principal Liquidation Loss Amount"), if any, by which the sum of Class A Principal Balance (if greater than zero) and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (after giving effect to all distributions of principal on such Remittance Date). The Class B Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and Liquidation Losses on Liquidated Contracts, will not be paid to the Class B Certificateholders.

  On each Remittance Date on and after the Fourth Cross-over Date, Class B Certificateholders will be entitled to receive, as payments of principal, the Formula Principal Distribution Amount (reduced, on the Fourth Cross-over Date, by the amount of any Formula Principal Distribution Amount paid to the Class A-4 Certificateholders on such date) to the extent of the Remaining Amount Available in the Certificate Account on such date after payment of all interest payable on the Class B Certificates and the Guarantee Payment, if any.

SUBORDINATION OF CLASS B CERTIFICATES AND CLASS C CERTIFICATES

  The rights of the holders of the Class B Certificates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B Certificates and the Class C Certificates, the amount of principal and interest due them on each Remittance Date out of the Amount Available on deposit on such date in the Certificate Account and by the right of the Class A Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B Certificates. On each Remittance Date the Class B Certificateholders will be entitled to receive only amounts described above under "Class B Interest" and "Class B Principal."

  The rights of the Class C Certificateholders to receive distributions with respect to the Contracts in the Trust will be subordinated to the rights of the Class B Certificateholders. On each Remittance Date the Class C Certificateholders will receive the Remaining Amount Available, if any, after payment of the amount distributed to the Class A Certificateholders and Class B Certificateholders as described above (less the Monthly Servicing Fee, the Guarantee Fee payable to the Company and less amounts retained by the Servicer to reimburse itself for taxes paid in respect of prohibited transactions) plus aggregate Repossession Profits (as defined in the Agreement).

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the month next preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class B and the Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the amounts distributable to the Class A Certificateholders on a particular Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. Consequently, but for the effect of the relative subordination of the Monthly Servicing Fee and the Guarantee Fee payable to the Company, amounts otherwise distributable to the Class C Certificateholders and amounts paid under the Limited Guarantee as described below, the Class B Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and
(ii) all delinquent payments on the Contracts. If the Company fails to make a payment required under the Limited Guarantee, the Class B Certificateholders will therefore incur a loss on their investment in the Class B Certificates.

LIMITED GUARANTEE OF THE COMPANY

  In order to mitigate the effect of the subordination of the Class B Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment." Prior to the Fourth Cross-over Date, the Guarantee Payment will equal the amount, if any, by which (i) the sum of (a) the Class B Formula Distribution Amount for such Remittance Date (which will be one month's interest at the Class B Remittance Rate on the Class B Principal Balance) and (b) the Class B Principal Liquidation Loss Amount for such Remittance Date exceeds (ii) the Class B Distribution Amount for such Remittance Date. The Class B Principal Liquidation Loss Amount for any Remittance Date equals the amount, if any, by which the sum of the Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date. The Class B Principal Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related due period that was not absorbed by the Guarantee Fee or the Class C Certificates. On each Remittance Date after the Remittance Date on which the Class A Principal Balance is reduced to zero, the Guarantee Payment will equal the amount, if any, by which (i) the Class B Formula Distribution Amount for such Remittance Date (which will include both interest and principal) exceeds (ii) the Amount Available for such Remittance Date.

  The Limited Guarantee will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Class A or Class C Certificateholders.

  As compensation for providing the Limited Guarantee, the Company will be entitled to receive a Guarantee Fee on each Remittance Date equal to the lesser of (a) the Amount Available less the Class A

Distribution Amount, the Class B Distribution Amount, the Monthly Servicing Fee and any other amounts required to be paid to the Servicer, and (b) an amount equal to 1/12 of the product of 3% and the Pool Scheduled Principal Balance for such Remittance Date.

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Certificates allocable to interest (separately identifying any Unpaid Interest Shortfall included);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Remittance Date;

    (d) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class B Principal Balance after giving effect to the distribution of principal on such Remittance Date;

    (e) the Class A-1 Remittance Rate for the following Remittance Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for the following Remittance Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the amount specified in (e) and the denominator of which is the Cut-off Date Pool Principal Balance);

    (h) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (i) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date; and

    (j) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B Certificates allocable to interest;

    (b) the amount of such distribution to holders of Class B Certificates allocable to principal, identifying separately the aggregate amount of any principal prepayments included therein;

    (c) the amount, if any, by which the Class B Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

    (d) the Class B Principal Liquidation Loss Amount, if any, for such Remittance Date;

    (e) the Guarantee Payment, if any, for such Remittance Date;

    (f) the Class B Principal Balance after giving effect to the distribution of principal on such Remittance Date;

    (g) the Pool Scheduled Principal Balance of the Contracts for the following Remittance Date;

    (h) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Principal Balance of each Class of Class A Certificates and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance);

    (i) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (j) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

    (k) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date; and

    (l) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, upon the Company or the Servicer giving notice mailed no earlier than the 15th day and no later than the 25th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company), and (b) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust, plus, in each case, any Unpaid Class A-1 Interest Shortfall, any Unpaid Class A-2 Interest Shortfall, any Unpaid Class A-3 Interest Shortfall, any Unpaid Class A-4 Interest Shortfall and any Unpaid Class B Interest Shortfall, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.05.)

TERMINATION OF THE AGREEMENT

  The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the later of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "Repurchase Option" or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, any unpaid interest at the related Remittance Rates, (ii) as to the Class A Certificates, the outstanding Principal Balances thereof, (iii) as to the Class B Certificates, the Class B Principal Balance together with any Unpaid Class B Interest Shortfall and one month's interest at the Class B Remittance Rate on the Class B Principal Balance, and (iv) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(iii) above. (Section 12.03.)

AMENDMENT

  The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by Moody's, Duff & Phelps or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates or the Class B Certificates or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given any Class of Class A Certificates or the Class B Certificates.

  The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (b) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (c) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust, or (d) modify in any manner the rights of the Class C Certificateholders, without the unanimous consent of the Class C Certificateholders. (Section 12.07.)

  The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement (i) to maintain the qualification of the Trust as a REMIC under the Code or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (a) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (b) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

  The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement. (Section 12.07.)

THE TRUSTEE

  First Bank National Association (the "Trustee") has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55102. The Trustee and certain of its affiliates maintain commercial banking relationships with the Company.

  The Agreement requires the Trustee to maintain, at its own expense, an office or agency in Minneapolis or St. Paul, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the Trustee's offices for such purposes are located at 180 East Fifth Street, St. Paul, Minnesota 55102. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

REGISTRATION OF THE OFFERED CERTIFICATES

  The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Class A and Class B Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A and Class B Certificates, except under the limited circumstances described below.

  Unless and until Definitive Class A and Class B Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A and Class B Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Class A and Class B Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A and Class B Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A and Class B Certificates. Participants with whom Certificate Owners have accounts with respect to Class A and Class B Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Class A and Class B Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A and Class B Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A and Class B Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A and Class B Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company and the Trustee that, unless and until Definitive Class A and Class B Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A and Class B Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A and Class B Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A and Class B Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A and Class B Certificates which conflict with actions taken with respect to other Class A and Class B Certificates.

  Issuance of Class A and Class B Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A and Class B Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A and Class B Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, the costs of carrying the Contracts until the sale of the Certificates, and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                              ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted substantially identical administrative exemptions to(collectively referred to as the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding, and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's, Duff & Phelps or Fitch Investors Service, Inc.;

    (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of Class B Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Class B Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B Certificates will constitute legal investments for them.

  The Company makes no representation as to the proper characterization of the Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B Certificates) may adversely affect the liquidity of the Class B Certificates.

                                  UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite their names below.

                          PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL     PRINCIPAL
                          AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF     AMOUNT OF
                          CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4      CLASS B
      UNDERWRITER        CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES  CERTIFICATES
      -----------        ------------ ------------ ------------ ------------ --------------

                         $            $            $            $            $
                         $            $            $            $            $
                         $            $            $            $            $
                         -----------  -----------  -----------  -----------  --------------
    Totals.............. $            $            $            $            $
                         ===========  ===========  ===========  ===========  ==============

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  The Underwriters propose to offer the Offered Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices
less concessions not to exceed    % of the Class A-1 Principal Balance,   % of
the Class A-2 Principal Balance,    % of the Class A-3 Principal Balance,    %
of the Class A-4 Principal Balance, and    % of the Class B Principal Balance.
The Underwriters may allow, and such dealers may reallow, concessions not to
exceed     % of the Class A-1 Principal Balance,    % of the Class A-2
Principal Balance,    % of the Class A-3 Principal Balance,    % of the Class
A-4 Principal Balance, and    % of the Class B Principal Balance to certain
brokers and dealers. After the Offered Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the consent of the Underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Company by Dorsey & Whitney, Minneapolis, Minnesota, and for the
Underwriters by             ,                   . The material federal income
tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney.

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Offered Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
            MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

  Manufactured Housing Contract Pass-Through Certificates ("Certificates") of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

  The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts and installment loan agreements (the "Contracts"), as more particularly described herein, and in certain other property conveyed by Green Tree Financial Corporation (the "Company"). The Contracts included in any Contract Pool will be described in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by the Company. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, guarantee of the Company, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

  Each Series of Certificates may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. Certificates of a Series may be divided into two or more Classes which (i) represent interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series, or on a planned or targeted amortization schedule or upon the occurrence of other specified events. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

  The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of the Company with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates--Advances" and "--Distributions on Certificates."

  There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

  The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

  THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR ANY OF ITS AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR (EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT) BY ANY OTHER PERSON OR ENTITY.

                               ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is     , 1994.

                         REPORTS TO CERTIFICATEHOLDERS

  The Company will cause to be provided to the holders of the Certificates of each Series certain monthly and annual reports concerning such Certificates and the related Trust Funds as further described in the related Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock and rights to purchase preferred shares are listed on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). The Company's Senior Subordinated Debentures are also listed on the NYSE and the PSE. The Company's Senior Subordinated Notes are listed on the NYSE. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York and the Pacific Stock Exchange, Inc., 115 Sansome Street, San Francisco, California.

                             ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  With respect to any Class of Certificates that is supported by a guarantee of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1993 which has been filed with the Commission is hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement relating to a Class of Certificates that is supported by a guarantee of the Company, and to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Drew S. Backstrand, Vice President and General Counsel, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary."

Title of Securities..........  Manufactured Housing Contract Pass-Through Cer-
                                tificates (Issuable in Series) (the "Certifi-cates").

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Special Considerations.......  Certain special considerations are particularly relevant to a decision to invest in any Certif-icates sold hereunder. See "Special Considera-tions" herein.

Securities Offered...........  Certificates evidencing interests in pools of
                                Contracts (as defined herein) may be issued from time to time in Series pursuant to sepa-rate Pooling and Servicing Agreements (each, an "Agreement") between the Company, as Seller and Servicer, and the Trustee specified in the re-lated Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts................  The Contracts evidenced by a Series of Certifi-
                                cates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing install-ment sales contracts and installment loan agreements and will be conventional contracts or contracts insured by the Federal Housing Ad-ministration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Each Con-tract will be secured by a new or used Manufac-tured Home (as defined herein) or, in certain cases, by a mortgage or deed of trust on the real estate to which the manufactured home is deemed permanently affixed (a "Land-and-Home Contract").

                               The Prospectus Supplement for each Series will
                                provide information with respect to (i) the ag-gregate principal balance of the Contracts com-prising the Contract Pool, as of the date spec-ified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average contrac-tual rate of interest (the "Contract Rate") on the Contracts; (iii) the weighted average term to scheduled maturity as of origination; (iv) the weighted average term to scheduled maturity as of the Cut-off Date and the range of terms to maturity; (v) the percentage amount of Con-tracts secured by new or used Manufactured Homes; (vi) the average outstanding principal balance of the Contracts as of the Cut-off Date; (vii) the range of Loan-to-Value Ratios; and (viii) the geographic location and types of Manufactured Homes securing the Contracts. In addition, if so specified in the related Pro-spectus Supplement, additional Contracts may be purchased from the Company during the Pre-Fund-ing Pe-riod specified in the related Prospectus Sup-plement, from funds on deposit in a Pre-Funding Account.

                               Except as otherwise specified in the related
                                Prospectus Sup-plement, the Contracts will have been originated by the Company on an individual basis in the ordinary course of its business.

Description of Certificates..  The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Sup-plement, each of which will evidence the inter-est specified in the related Prospectus Supple-ment in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). For con-venience of description, any reference in this Prospectus to a "Class" of Certificates in-cludes a reference to any subclasses of such Class. If so specified in a Prospectus Supple-ment, a Series of Certificates may include one or more Classes which (i) are entitled to re-ceive distributions only in respect of princi-pal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combina-tion thereof, or in specified proportions in respect of such payments, and/or (ii) are enti-tled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certifi-cates") or upon the occurrence of other speci-fied events. See "Description of Certificates" herein. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjust-able, as specified in the related Prospectus Supplement.

                               Each Series of Certificates may include one or
                                more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certifi-cates"). Certificates of a Series which in-cludes Senior and Sub- ordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates.

                               The Certificates will be issuable in fully reg-
                                istered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates." The Sub-ordinated Certificates of a Series will be sub-ordinated in certain respects to the Senior Certificates of the same Series. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus

                                Supplement. The Certificates will not be guar-anteed or insured by any government agency or, unless otherwise specified in the related Pro-spectus Supplement, other insurer and, except as described below and in the related Prospec-tus Supplement, the Contracts will not be guar-anteed or insured by any government agency or other insurer.

Subordinated Certificates....  One or more Classes of any Series may be Subor-
                                dinated Certificates, as specified in the re-lated Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordi-nated, may be on a parity with those Senior Certificateholders. This subordination is in-tended to enhance the likelihood of regular re-ceipt by Senior Certificateholders of the full amount of scheduled monthly payments of princi-pal and interest due them and to protect the Senior Certificateholders against losses. If so specified in the applicable Prospectus Supple-ment, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhance-ment and may, if rated in one of the four high-est rating categories by a nationally recog-nized statistical rating organization, be of-fered pursuant to this Prospectus and such Pro-spectus Supplement.

Credit Enhancement...........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a guarantee of the Company, cash reserve funds or other forms of enhancement ac-ceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Interest.....................  Except as otherwise set forth in the related
                                Prospectus Supplement, interest on the Certifi-cates will be paid on the dates specified in the related Prospectus Supplement (each a "Re-mittance Date"), commencing on the date speci-fied in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such in-terest rate. See "Yield Considerations" and "Description of the Certificates." As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certifi-cates.

Principal (Including
 Prepayments)................  Except as otherwise set forth in the related
                                Prospectus Supple-ment, principal on each Con-tract, including any principal prepayments, will be passed through on each Remittance Date. See "Maturity and Prepayment Considerations" and "Description of the Certificates." If so specified in the Prospectus Supplement with re-spect to a Class or sub-class of a Series hav-ing a Stated Balance, such distributions may be made in reduction of the Stated Balance, in an amount equal to the Certificate Remittance Amount or such other amounts as are specified in the related Prospectus Supplement. See "Ma-turity and Prepayment Considerations" and "De-scription of the Certificates--Distributions on Certificates" and "--Payments on Contracts."

Optional Termination.........  If so specified in the related Prospectus Sup-
                                plement, each of the Company or the Servicer may at its option repurchase all Contracts re-lating to a Series of Certificates remaining outstanding at such time and under the circum-stances specified in such Prospectus Supple-ment. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Con-tracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts. See "Description of the Certificates--Termination of the Agree-ment."

Global Certificates..........  If so specified in the related Prospectus Sup-
                                plement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global cer-tificates (each, a "Global Certificate") to be held by a depositary (each, a "Depositary") on behalf of the beneficial owners of the Certifi-cates, as described herein under "Description of the Certificates--Global Certificates." The description of the Certificates in this Pro-spectus assumes that the Certificates of a Se-ries will not be issued in the form of Global Certificates. If some or all of the Certifi-cates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited as described herein under "Descrip-tion of the Certificates--Global Certificates."

Representations and
 Warranties of the Company...  As a condition to the Company's conveyance of any Contract Pool to the Trust Fund, the Com-pany will be required to make certain represen-tations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or substitute for the affected Con-tract, in each case under the conditions fur-ther described herein. See "Description of the Certificates--Conveyance of Contracts" herein.

Federal Income Tax
 Considerations..............  If an election (a "REMIC Election") is made to treat the Trust Fund represented by a series of Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), each class of Certificates which are offered hereby may con-stitute "regular interests" or "residual inter-ests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supple-ment, a Class of Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences--REMIC Series."

                               If a REMIC Election is not made with respect to
                                a Series of Certificates, the Trust Fund repre-sented by such Certificates will be treated as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts in-cluded in such Contract Pool. See "Certain Fed-eral Income Tax Consequences--Non-REMIC Se-ries."

ERISA Considerations.........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations" herein.

Legal Investment.............  Unless otherwise indicated in the applicable
                                Prospectus Supplement, any Certificates offered hereby that are rated by at least one nation-ally recognized statistical rating organization in one of its two highest rating categories will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as such (unless otherwise indicated in the applicable Prospec-tus Supplement) will be "legal investments" for certain types of institutional investors to the extent provided in that Act. Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage related se-curities." See "Legal Investment" herein.

Ratings......................  It is a condition precedent to the issuance of any Class of Certificates sold under this Pro-spectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. See "Ratings" herein.

                             SPECIAL CONSIDERATIONS

  Prospective investors in Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. General. An investment in Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, Holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

    2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company, except to the limited extent described herein. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) by the Company.

    3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates.

    4. Prepayment Considerations. The prepayment experience on the related Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Maturity and Prepayment Considerations."

    5. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Manufactured Home (or, in the case of a Land-and-Home Contract, by a mortgage or deed of trust on the real estate to which the Manufactured Home is permanently affixed). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificate of title to name the Trustee as the lienholder and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states in the absence of such an amendment to the certificate of title the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Trustee the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against creditors of the Company or a trustee in bankruptcy of the Company. Because of the expense and administrative inconvenience involved, the Company will not record the assignment to the Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequently, in some states in the absence of such recordation the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective, and in the absence of such recordation the assignment of the mortgage or deed of trust to the Trustee may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust Fund as assignee of the Contracts. From time to time, the Company has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach by the Company of any such warranty that materially adversely affects any Contract would require the Company to repurchase, or at its option substitute another manufactured housing contract for, such Contract unless such breach is cured within 90 days. If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

    6. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitute a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

    A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the Company were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay or reduction in distributions.

                                 THE TRUST FUND

GENERAL

  Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

  Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by the Company on an individual basis in the ordinary course of business. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home (as defined below) or by a mortgage or deed of trust relating to the real estate to which the Manufactured Home is deemed permanently affixed (a "Land-and-Home Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

  The Company, as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter."

  For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents (other than the documents relating to Land-and-Home Contracts) will be held by the Servicer as custodian for the Trustee. The documents relating to any Land-and-Home Contracts will be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") between the Trustee and the Custodian.

  Each Contract Pool will be composed of Contracts bearing interest at the annual fixed or variable Contract Rates or step-up rates specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balances of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the original maturities of the Contracts and the last maturity date of any Contract; and the locations of the Manufactured Homes securing the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

  Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, costs of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

  The Company is a Minnesota corporation which, as of December 31, 1993, had stockholders' equity of approximately $549,429,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. The Company is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. The Company operates its business through 40 regional service centers throughout the United States, serving the 48 contiguous states and Alaska. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). The Company's Annual Report on Form 10-K for the year ended December 31, 1993, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from the Company upon written request.

CONTRACT ORIGINATION

  Through its regional service centers, the Company arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. The Company's regional service center personnel contact dealers located in their region and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use the Company's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer execute a dealer agreement. The Company also originates manufactured housing installment loan agreements directly with customers.

  All contracts that the Company originates are written on forms provided by the Company and are originated on an individually approved basis in accordance with the Company's guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where Company personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. The Company's current underwriting guidelines for conventional contracts require that the monthly payment on the contract not exceed 29% of the obligor's monthly income and that the monthly payment on the contract, together with the obligor's other fixed monthly obligations, not exceed 41% of the obligor's monthly income (net of federal and state income taxes). Manufactured housing contracts are assumable by any individual who meets the Company's then-current underwriting criteria. With respect to conventional contracts for new manufactured homes, the Company may finance up to the lesser of (a) 95% of the cash sale price (including taxes, fees and insurance) or (b) 125% of the manufacturer's invoice price plus 100% of taxes and license fees, 100% of freight charges, 100% of the dealer's cost of additional dealer-installed equipment (not to exceed 20% of the amount financed in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements), and up to $750 of set-up costs per module. With respect to used manufactured homes, the Company may finance up to 90% of the lesser of (a) the total delivered sales price of the unit (including taxes, fees, insurance and up to $750 of set-up costs per module), or (b) the appraised value of the unit plus taxes, fees, and insurance. Such appraisals on used manufactured homes are performed by employees of the Company. If the application meets the Company's guidelines and the credit is approved, the Company purchases the contract after the manufactured home is delivered and set up and the customer has moved in. The guidelines in this paragraph may be exceeded when the Company's underwriters deem it appropriate. For the definition of "value" used in calculating the loan-to-value ratios of the Contracts, see "The Trust Fund--The Contract Pools."

  The volume of manufactured housing contracts purchased or originated by the Company for the past five years and certain other information at the end of such years were as follows:

                                       YEAR ENDED DECEMBER 31,
                           ----------------------------------------------------
                             1989      1990      1991       1992        1993
                           --------  --------  --------  ----------  ----------
                            (DOLLARS IN THOUSANDS EXCEPT FOR AVERAGE SIZE)
Principal balance of con-
 tracts purchased:
  FHA/VA.................  $324,137  $426,689  $507,879  $  265,992  $  252,466
  Conventional...........   446,728   459,466   432,060     942,874   2,196,655
                           --------  --------  --------  ----------  ----------
      Total..............  $770,865  $886,155  $939,939  $1,208,866  $2,449,121
                           ========  ========  ========  ==========  ==========
Number of contracts pur-
 chased..................    37,651    42,396    43,842      53,484      96,934
Average contract size....  $ 20,474  $ 20,902  $ 21,439  $   22,602  $   25,266
Average interest rate....      13.6%     13.6%     12.7%       11.5%       10.1%
Weighted average remain-
 ing term at purchase
 (months)................       188       193       192         199         205

POOLING AND DISPOSITION OF CONTRACTS

  The Company generally pools contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, the Company generally issues modified pass-through certificates secured by the contracts and guaranteed by the Government National Mortgage Association ("GNMA certificates"). The GNMA certificates provide for the payment by the Company to registered holders of GNMA certificates of monthly payments of principal and interest and the "pass-through" of any prepayments of the contracts.

  In the case of conventional manufactured housing contracts, the Company sells pools of contracts through asset securitization vehicles such as the Trust Funds described herein. The Company establishes a specified level of recourse (which may take the form of a subordinated right to interest payments on the Contracts, payable after the payment of scheduled principal and interest on the related investor interests) or a cash reserve fund for losses on the contracts comprising the pools. Upon a default under a contract and a liquidation of the underlying collateral, any net losses are charged against the established recourse amount or the reserve fund.

SERVICING

  The Company services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA certificates backed by FHA-insured and VA-guaranteed contracts.

  The following table shows the composition of the Company's servicing portfolio of contracts that the Company originated, including manufactured housing contracts, recreational vehicle contracts, motorcycle contracts, special product contracts and home improvement contracts, on the dates indicated:

                                             AT DECEMBER 31,
                          ------------------------------------------------------
                             1989       1990       1991       1992       1993
                          ---------- ---------- ---------- ---------- ----------
Unpaid principal balance
 of contracts being
 serviced (in thou-
 sands).................  $3,599,216 $4,098,091 $4,753,650 $5,278,370 $6,922,340
Average unpaid balance..  $   16,589 $   16,456 $   16,394 $   16,638 $   17,864
Number of contracts
 serviced...............     216,962    249,038    289,960    317,251    387,509

  In 1990, the Company began subservicing manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the foregoing table.

                              YIELD CONSIDERATIONS

  The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, each as further described in "Description of Certificates-- General," may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment

Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

  If a Series of Certificates contains Classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class and the percentage of the original principal of each such Class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA Contracts and VA Contracts may be prepaid at any time without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

  Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

  See "Description of the Certificates--Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

  Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

GENERAL

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclass of such Class.

  The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior

Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement

  The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

  Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

  The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

  Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

  Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary

("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

  So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

  Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

  The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. (Section 2.01.) On behalf of the Trust, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. (Sections 1.02 and 5.04.) Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  The Agreement will designate the Company as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes (other than the Land-and-Home Contracts and related documents). (Sections 2.03 and 4.01.) To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Special Considerations--Security Interests and Certain Other Aspects of the Contracts." The Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the documents relating to all Land-and-Home Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file;
(c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "--Servicing--Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no

Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract other than a step-up rate Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) except as specified in the related Prospectus Supplement, none of the Contracts had a Loan-to-Value Ratio at origination greater than 90% and, if the related Manufactured Home was new at the time such Contract was originated, the original principal balance of such Contract did not exceed 125% of the manufacturer's invoice price plus 100% of taxes and license fees, freight charges, the dealer's cost of dealer-installed equipment and up to $750 of set-up costs per module; (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom the Company purchased a Contract was approved by the Company in accordance with the requirements of the Secretary of Housing and Urban Development; (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code; and
(x) if a Contract is an FHA/VA Contract, the Contract has been serviced in accordance with FHA/VA Regulations, the insurance or guarantee of the Contract under the FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee. (Article III.)

  Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. (Section 3.05.) The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. (Section 1.02.) This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions. (Section 6.06.)

  In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the

"Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. (Section 1.02.) The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment. (Sections 1.02 and 3.05.)

PAYMENTS ON CONTRACTS

  Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a national bank,
(iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below.

DISTRIBUTIONS ON CERTIFICATES

  Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each

Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Remittance Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (v) above, are referred to herein as the "Amount Available."

  Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates having a Class of Subordinated Certificates, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Holders of Senior Certificates, in the aggregate, the lesser of (i) the Senior Distribution Amount plus the Outstanding Senior Shortfall (each defined below), or (ii) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Senior Certificates times the Amount Available plus (a) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Subordinated Certificates times the Amount Available, not to exceed the Available Subordination Amount, if any, as defined in the related Prospectus Supplement, and (b) Advances, if any, made by the Servicer. The distribution made to the Certificateholders of each Class or sub-class of Senior Certificates shall be calculated as described in the related Prospectus Supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related Prospectus Supplement, the Senior Distribution Amount is an amount equal to the percentage interest of the Classes of Senior Certificates times:

    (i) all regularly scheduled payments of principal of and interest which were due on Contracts during the related Due Period, whether or not received, with the interest portions thereof adjusted to the Remittance Rate;

    (ii) all Principal Prepayments made by the Obligor during the prior Due Period;

    (iii) with respect to each Contract not described in (iv) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the Obligor, to the extent required to be deposited in the Certificate Account, which were received during the prior Due Period, net of related unreimbursed Advances and net of any portion thereof which, as to any Contract, constitutes late collections;

    (iv) with respect to each Contract as to which a receipt of Liquidation Proceeds has been received during the prior Due Period or other event of termination of the Contract has occurred during the prior Due Period, an amount equal to the principal amount of the Contract outstanding immediately prior to the date of receipt of such Liquidation Proceeds or such other event of termination, reduced by the principal portion of any unpaid payments due on or before such date to the extent previously advanced against or otherwise received by the Certificateholder, plus interest thereon from the most recent Due Date at the Remittance Rate; and

    (v) with respect to each Contract repurchased by the Company for which the repurchase price was not distributed previously, an amount equal to the principal amount of the Contract outstanding on the date of such repurchase reduced by the principal portion of any unpaid payments due on or before such date (but only to the extent advanced against or otherwise received by the Certificateholders), plus interest thereon to the most recent Due Date.

  The Outstanding Senior Shortfall for any Class or sub-class of Senior Certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for such sub-class for any Remittance Date exceeded the amount actually paid on such Remittance Date plus interest at the Remittance Rate.

  Unless otherwise specified in the related Prospectus Supplement, on each Remittance Date, the Servicer shall distribute to the Classes of Subordinated Certificateholders, in the order set forth in the related Prospectus Supplement, the balance of the Amount Available, if any, after the payment to the Senior Certificateholders, as described above.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Remittance Date to the Certificateholders of the Class or sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions have reduced the Stated Balance of the Certificates of such Class or sub-class to zero or a specified percentage. Allocation of distributions in reduction of Stated Balance will be made to each Class or sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or sub-class.

  Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on any Remittance Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series, if any, from the prior Remittance Date (or since the date specified in the related Prospectus Supplement in the case of first Remittance Date) (the "Accrual Remittance Amount"); (ii) the Certificate Remittance Amount; and (iii) the applicable percentage of the Excess Cash Flow, if any, specified in such Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Remittance Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or sub-classes of such Series (before taking into account the amount of interest accrued on any Class or sub-class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Remittance Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Contracts in the Contract Pool underlying such Series as of the end of the applicable Due Period specified in the related Prospectus Supplement. For purposes of determining the Certificate Remittance Amount with respect to a Remittance Date, the Asset Value of the Contracts will be reduced to take into account the interest evidenced by such Classes or sub-classes of Certificates in the principal distributions on or with respect to such Contracts received by the Trustee during the preceding Due Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes or sub-classes of Certificates in the distributions received on the Contracts underlying such Series in the Due Period preceding a Remittance Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or sub-classes since the preceding Remittance Date (or since the date specified in the related Prospectus Supplement in the case of the first Remittance Date), the Certificate Remittance Amount for the then current Remittance Date and, if applicable, any payments made on any Certificates of such Class or sub-class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

  Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

  If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, plus interest at the Remittance Rates of the respective Contracts to which such shortfall is attributable, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

  Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and
(ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

  Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

ADVANCES

  To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advance was made.

EXAMPLE OF DISTRIBUTIONS

  The following is an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, in March 1994 (all days are assumed to be business days):

April 1......................................... (1) Cut-off Date.
April 1-30...................................... (2) Due Period. Servicer
                                                     receives scheduled payments
                                                     on the Contracts and any
                                                     Principal Prepayments made
                                                     by Obligors and applicable
                                                     interest thereon.
March 31........................................ (3) Record Date.
April 12........................................ (4) Determination Date.
                                                     Distribution amount
                                                     determined.
April 15........................................ (5) Remittance Date.

  Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
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(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on April 15 will be made to Certificateholders of record at the close of business on the last Business Day of the month immediately preceding the month of distribution.
(4) On April 12 (the third Business Day prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on April 15 will include the full amounts of principal and interest due during March. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On April 15, the amounts determined on April 12 will be distributed to Certificateholders.

INDEMNIFICATION

  The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any Manufactured Home and
(b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates). (Article X).

  The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.04.)

SERVICING

  Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

  Hazard Insurance. Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured

Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report. (Article VI.)

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts. (Section 12.01.)

  Unless otherwise specified in the related Prospectus Supplement, each Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

  The Servicer shall keep in force throughout the term of this Agreement (i) policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

  The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Remittance Date) equal to 1/12th of the product of 0.50% and the Pool Scheduled Principal Balance for such Remittance Date. As long as the Company is the Servicer the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Remittance Date.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional administrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home. (Section 5.08.)

  As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. (Section 1.02.)

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will include
(i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the applicable Agreement). Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

  Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

  No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

    (i) the amount of such distribution allocable to principal on the Contracts;

    (ii) the amount of such distribution allocable to interest on the Contracts;

    (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

    (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

    (v) the outstanding principal balance of the Contracts; and

    (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

  In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) through (v) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns and
(c) if so specified in the related Prospectus Supplement, a listing of the principal balances of the Contracts outstanding at the end of such calendar year. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

  In addition, to the extent applicable, such report shall include:

    (i) in the case of Certificates which are assigned a Stated Balance, the amount of the distribution being made in reduction of Stated Balance specified in the related Prospectus Supplement, and the Stated Balance of each such Class of Certificates and a Single Certificate of the Holder's Class after giving effect to the distribution in reduction of Stated Balance made on such Remittance Date and after giving effect to all Special Distributions since the preceding Remittance Date or since the Closing Date in the case of the first Remittance Date; and

    (ii) with respect to Compound Interest Certificates (but only if the Holders thereof shall not have received on such Remittance Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the related Due Period with respect to such Remittance Date):

      (a) the interest accrued on such Class of Compound Interest
    Certificates and on a Single Certificate of such Class during the Due Period (or specified interest accrual period) with respect to such Remittance Date and added to the principal of such Compound Interest Certificates; and

      (b) the Stated Balance of such Class of Compound Interest
    Certificates and of a Single Certificate of such Class after giving effect to the addition thereto of all interest accrued thereon during the Due Period (or specified interest accrual period) with respect to such Remittance Date.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

TERMINATION OF THE AGREEMENT

  The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, unless otherwise specified in the related Prospectus Supplement, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Unless otherwise specified in the related Prospectus Supplement, the Trustee may also be removed at any time by the Holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. (Section 11.03.) If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.) Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 11.01.)

  Under the Agreement, the Servicer agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder. (Section 11.05.)

                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

  Certain of the Contracts may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

  The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respecting to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

  The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of March 31, 1994, the Company's Title I reserve amount was approximately $125,033,000, which amount was available to pay claims in respect of approximately $1,947,000,000 of FHA-insured home improvement loans and manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as Servicer of the FHA-insured Contracts.

  The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

THE CONTRACTS (OTHER THAN LAND-AND-HOME CONTRACTS)

  General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both
(a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Minnesota to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

  Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Servicer's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

  Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

  General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

  The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company or the Company as a debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury law.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

  The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise provisions of Section 4975 of the Code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by manufactured housing like the Contracts.

  There can be no assurance that any of the exceptions set forth in the Regulation, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

  Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

  With respect to each Series of Certificates for which a REMIC Election is made, Dorsey & Whitney or other counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series--Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the

Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

  Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series--Qualification as a REMIC."

  Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

  Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a financial institution as described in Section 593(a) of the Code will represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (iii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of Section 593(b) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

  In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

  Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

  If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

  The Company believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

  Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed in each accrual period.

  If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

  The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

  Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

  The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

  The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

  In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

  If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

  If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

  The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be considered significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

  An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to certain financial institutions described in Section 593 of the Code ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Section 593 applies and each of their subsidiaries formed to issue REMICs are treated as separate corporations. Furthermore, the Code provides that regulations may be issued to disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of the Residual Certificates is based on all anticipated payments to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC is the weighted average of the anticipated weighted average lives of all classes of Certificates in the REMIC (computed using all anticipated payments on a Regular Certificate with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to a series will set forth whether the Residual Certificates are expected to have "significant value."

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified

Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

  Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool, within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

  Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a financial institution taxed as described in Section 593(a) of the Code may represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and (iii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, theterm "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium."

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

  Recharacterization of Servicing Fees. The servicing compensation to be received by the Company may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series-- Stripped Non-REMIC Certificates."

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series-- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series-- Taxation of Certain Foreign Investors".

  Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage related securities" for purposes of SMMEA.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the Certificates will be passed upon for the Company by Dorsey & Whitney, Minneapolis, Minnesota. The material federal income tax consequences of the Certificates will be passed upon for the Company by Dorsey & Whitney.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1992 and 1993 and for each of the three years in the period ended December 31, 1993 incorporated by reference herein have been audited by KPMG Peat Marwick, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

  There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

  "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Remittance Date.

  "Adjustable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

  "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

  "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee and any other party specified in the related Prospectus Supplement.

  "Asset Value" means the Asset Value of the Contracts included in a Trust Fund, determined in the manner set forth in the related Agreement.

  "Amount Available" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

  "Available Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement, as of any Remittance Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Remittance Date.

  "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

  "Certificate Distribution Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates evidencing an interest in a Contract Pool, the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

  "Certificate Remittance Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Remittance Date) exceeds the Asset Value (as defined in the related Prospectus Supplement) of the Contracts included in the Trust Fund for such Series as of the end of the related Due Period.

  "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

  "Company" means Green Tree Financial Corporation.

  "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

  "Contract Pool" means, with respect to each Series of Certificates, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

  "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

  "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interests in Manufactured Homes purchased with the proceeds of such contracts.

  "Cumulative Subordination Payments" means, with respect to a Series of Certificates having a class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement as of any Remittance Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Remittance Date minus (ii) the Senior Percentage times the Available Distribution Amount for all Remittance Dates up to and including such Remittance Date.

  "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

  "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

  "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

  "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

  "Excess Interest or Excess Interest Rate" means, with respect to any Contract, the per annum percentage of the principal balance from time to time outstanding, which may be retained by a seller, the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "FHA" means the Federal Housing Administration.

  "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

  "FNMA" means the Federal National Mortgage Association.

  "GNMA" means the Government National Mortgage Association.

  "GNMA Certificates" means individual mortgage pass-through securities issued or guaranteed by GNMA.

  "HUD" means the United States Department of Housing and Urban Development.

  "Initial Deposit" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

  "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

  "Late Collections" means, with respect to any Contract, amounts received during any Due Period, whether as late payments of Monthly Payments, or as Liquidation Proceeds, condemnation awards, proceeds of insurance policies or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

  "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

  "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

  "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

  "Maximum Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

  "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

  "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

  "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

  "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

  "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

  "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

  "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

  "Senior Distribution Amount" means, with respect to a Series of Certificates having Subordinated Certificates, as of each Remittance Date and for each Class of Senior Certificates, the amount due the holders of such Class of Senior Certificates.

  "Senior Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

  "Senior Shortfall" means, with respect to a Series of Certificates having Subordinated Certificates, as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for any Remittance Date exceeds the amount actually paid on such date.

  "Servicer" means, with respect to each Series of Certificates evidencing interests in Contracts, the Servicer specified in the related Prospectus Supplement.

  "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

  "Single Certificate" means, unless otherwise specified in the related Prospectus Supplement, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

  "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

  "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

  "Subordinated Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

  "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

  "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

  "VA" means the Veterans' Administration.

  "Variable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC registration fee........................................... $1,200,000
     Blue Sky fees and expenses.....................................      5,000
     Accountant's fee and expenses..................................     20,000
     Attorneys' fees and expenses...................................    168,000
     Trustee's fees and expenses....................................     22,000
     Printing and engraving expenses................................    100,000
     Rating Agency fee..............................................    180,000
     Miscellaneous..................................................     22,500
                                                                     ----------
         Total......................................................  1,717,500
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 302A.521 of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. In addition, Section 302A.521. subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances, upon receipt of a written undertaking by the person to repay all amounts so paid if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

  The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective.

  The Company maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit I.I. hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 16. EXHIBITS

         *1.1 Proposed form of Underwriting Agreement
        **4.1 Form of Pooling and Servicing Agreement
          5.1 Opinion and consent of Dorsey & Whitney as to legality
          8.1 Opinion of Dorsey & Whitney as to tax matters
      ***12.1 Computation of Ratio of Earnings to Fixed Charges
     ****23.1 Consent of KPMG Peat Marwick
         23.2 Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
         24.1 Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact (included on page II-4)

- --------
   * Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-11 (File No. 33-50236), as amended, which became effective on September 11, 1992.
  ** Incorporated by reference to the similarly numbered exhibit to the
     Registrant's Current Report on Form 8-K dated October 4, 1994.
 *** Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the Quarter ended June 30, 1994.
**** To be filed by Amendment.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA, ON OCTOBER 7, 1994.

                                          GREEN TREE FINANCIAL CORPORATION


                                          By:      /s/ John W. Brink
                                             ----------------------------------
                                                       John W. Brink
                                                 Executive Vice President,
                                               Treasurer andChief Financial
                                                          Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints John W. Brink and Richard G. Evans, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Lawrence M. Coss         Chairman of the Board and      October 7, 1994
- ------------------------------------  Chief Executive Officer
          Lawrence M. Coss            (Principal Executive
                                      Officer) and Director


         /s/ John W. Brink           Executive Vice President,      October 7, 1994
- ------------------------------------  Treasurer and Chief
           John W. Brink              Financial Officer
                                      (Principal Financial
                                      Officer)


       /s/ Robert D. Potts           President, Chief Operating     October 7, 1994
- ------------------------------------  Officer and Director
          Robert D. Potts


        /s/ Robley D. Evans          Vice President and             October 7, 1994
- ------------------------------------  Controller (Principal
          Robley D. Evans             Accounting Officer)


        /s/ Richard G. Evans         Director                       October 7, 1994
- ------------------------------------
          Richard G. Evans

                                     Director
- ------------------------------------
            W. Max McGee


         /s/ Tania A. Modic          Director                       October 7, 1994
- ------------------------------------
           Tania A. Modic

                                     Director
- ------------------------------------
        Robert S. Nickoloff

                               INDEX TO EXHIBITS

                                                                           PAGE
                                                                           ----
     *1.1 Proposed form of Underwriting Agreement
    **4.1 Form of Pooling and Servicing Agreement
      5.1 Opinion and consent of Dorsey & Whitney as to legality
      8.1 Opinion of Dorsey & Whitney as to tax matters
  ***12.1 Computation of Ratio of Earnings to Fixed Charges
 ****23.1 Consent of KPMG Peat Marwick
     23.2 Consent of Dorsey & Whitney (included as part of Exhibit 5.1)
     24.1 Power of attorney from officers and directors of the
          Registrant signed by an attorney-in-fact (included on page II-
          4)

- --------
   * Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-11 (File No. 33-50236), as amended, which became effective on September 11, 1992.
  ** Incorporated by reference to the similarly numbered exhibit to the
     Registrant's Current Report on Form 8-K dated October 4, 1994.
 *** Incorporated by reference to the similarly numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the Quarter ended June 30, 1994.
****To be filed by Amendment.